EXHIBIT 10.1

CREDIT AGREEMENT
(Short-Term Facility)
Dated as of April 21, 2020
Among
CATERPILLAR INC., and
CATERPILLAR FINANCIAL SERVICES CORPORATION,
as Borrowers
THE FINANCIAL INSTITUTIONS NAMED HEREIN,
as Banks

CITIBANK, N.A.,
as Agent,

CITIBANK, N.A.,

BofA SECURITIES, INC.,

JPMORGAN CHASE BANK, N.A., and

SOCIÉTÉ GÉNÉRALE

as Joint Lead Arrangers
and Joint Bookrunners

TABLE OF CONTENTS

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS	1

SECTION 1.01. Certain Defined Terms	1

SECTION 1.02. Computation of Time Periods	17

SECTION 1.03. Accounting Terms	17

ARTICLE II AMOUNTS AND TERMS OF THE ADVANCES	17

SECTION 2.01. The Revolving Credit Advances; Allocation of Commitments	17

SECTION 2.02. Making the Revolving Credit Advances	18

SECTION 2.03. [Intentionally Omitted]	20

SECTION 2.04. Fees	20

SECTION 2.05. Reduction of the Commitments	21

SECTION 2.06. Repayment of Advances	22

SECTION 2.07. Interest on Advances	22

SECTION 2.08. Interest Rate Determination	23

SECTION 2.09. Prepayments of Advances	23

SECTION 2.10. Increased Costs; Capital Adequacy; Illegality	23

SECTION 2.11. Payments and Computations	26

SECTION 2.12. Taxes	26

SECTION 2.13. Sharing of Payments, Etc	28

SECTION 2.14. Tax Forms	28

SECTION 2.15. Market Disruption	29

SECTION 2.16. [Intentionally Omitted]	30

SECTION 2.17. [Intentionally Omitted]	30

SECTION 2.18. Defaulting Banks	30

ARTICLE III CONDITIONS OF LENDING	31

SECTION 3.01. Conditions Precedent to Initial Advances	31

SECTION 3.02. Conditions Precedent to Each Borrowing	32

SECTION 3.03. Conditions Precedent to Certain Borrowings	32

ARTICLE IV REPRESENTATIONS AND WARRANTIES	33

SECTION 4.01. Representations and Warranties of the Borrowers	33

SECTION 4.02. Additional Representations and Warranties of CFSC	35

ARTICLE V COVENANTS OF THE BORROWERS	36

SECTION 5.01. Affirmative Covenants	36

SECTION 5.02. Negative Covenants	39

SECTION 5.03. Financial Covenant of Caterpillar	40

SECTION 5.04. Financial and Other Covenants of CFSC	40

ARTICLE VI EVENTS OF DEFAULT	41

SECTION 6.01. Events of Default	41

ARTICLE VII AGENCY	44

SECTION 7.01. Appointment and Authority	44

SECTION 7.02. Agent Individually	44

SECTION 7.03. Duties of Agent; Exculpatory Provisions	45

SECTION 7.04. Reliance by Agent	46

SECTION 7.05. Delegation of Duties	46

SECTION 7.06. Resignation or Removal of Agent	46

SECTION 7.07. Non-Reliance on Agents and Other Banks	47

SECTION 7.08. No Other Duties, etc	48

SECTION 7.09. Indemnification	48

SECTION 7.10. Bank ERISA Matters	49

ARTICLE VIII MISCELLANEOUS	50

SECTION 8.01. Amendments, Etc	50

SECTION 8.02. Notices; Communications, Etc	51

SECTION 8.03. No Waiver; Remedies	54

SECTION 8.04. Costs, Expenses and Taxes	54

SECTION 8.05. Right of Set-off	56

SECTION 8.06. Binding Effect	56

SECTION 8.07. Assignments and Participations	57

SECTION 8.08. Governing Law; Submission to Jurisdiction; Service of Process	59

SECTION 8.09. Caterpillar as Agent for the Borrowers	60

SECTION 8.10. Judgment Currency	60

SECTION 8.11. Execution in Counterparts	60

SECTION 8.12. Waiver of Jury Trial	61

SECTION 8.13. USA Patriot Act Notification	61

SECTION 8.14. Confidentiality	61

SECTION 8.15. Treatment of Information	62

SECTION 8.16. [Intentionally Omitted]	64

SECTION 8.17. No Fiduciary Duty	64

SECTION 8.18. Arrangers	65

SECTION 8.19. Acknowledgement and Consent to Bail-In of Affected Financial Institutions	65

SCHEDULES
Schedule I     Commitments
Schedule II    Commitment Fee and Applicable Margin Table
EXHIBITS
Exhibit A    Form of Note
Exhibit B-1    Form of Notice of Revolving Credit Borrowing
Exhibit B-2    Form of Notice of Allocation
Exhibit C    Form of Assignment and Acceptance
Exhibit D    Form of Opinion of Counsel for each of Caterpillar and CFSC
Exhibit E    [Reserved]
Exhibit F-1    Form of Compliance Certificate (Caterpillar)
Exhibit F-2    Form of Compliance Certificate (CFSC)

CREDIT AGREEMENT
(Short-Term Facility)
Dated as of April 21, 2020
Caterpillar Inc., a Delaware corporation (“Caterpillar”), Caterpillar Financial Services Corporation, a Delaware corporation (“CFSC”), the financial institutions listed on the signature pages hereof, in each case together with their respective successors and assigns (the “Banks”), and Citibank, N.A. (“Citibank”), as agent (the “Agent”) for the Banks hereunder, agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
SECTION 1.01.     Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“Accumulated Other Comprehensive Income” means (i) with respect to Caterpillar, on any date of determination, the accumulated other comprehensive income(loss) balance as presented in Caterpillar’s financial statements compiled in accordance with generally accepted accounting principles, and (ii) with respect to CFSC, on any date of determination, the aggregate amount, as such amount appears in CFSC’s financial statements, compiled in accordance with generally accepted accounting principles, of (x) CFSC’s translation adjustments related to its foreign currency transactions, (y) adjustments to the market value of CFSC’s derivative instruments and (z) adjustments to the market value of CFSC’s retained interests in securitized receivables.
“Activities” has the meaning specified in Section 7.02(b).
“Administrative Agent Fee Letter” means the Administrative Agent Fee Letter (Short-Term Facility), dated April 3, 2020, among the Borrowers and Citibank.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Agent.
“Advance” means a Revolving Credit Advance.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agent’s Group” has the meaning specified in Section 7.02(b).
“Agreement” means this Credit Agreement (Short-Term Facility) as it may from time to time be further amended, restated, supplemented or otherwise modified from time to time.
“Allocated Commitment” has the meaning specified in Section 2.01(b).
“Allocation” has the meaning specified in Section 2.01(b).
“Allocation Percentage” means, with respect to Caterpillar or CFSC at any time, such Borrower’s Allocation at such time divided by the Total Commitment at such time.
“Alternative Financial Information Service” means a generally recognized financial information service (if any) selected by the Agent in consultation with the Borrowers that reports interest settlement rates for deposits in Dollars.
“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977 and all applicable laws, rules, and regulations of any applicable jurisdiction concerning or relating to bribery, corruption or money laundering.
“Applicable Lending Office” means, with respect to each Bank, such Bank’s Domestic Lending Office in the case of a Base Rate Advance, and such Bank’s Eurocurrency Lending Office in the case of a Eurocurrency Rate Advance.
“Applicable Margin” means, from time to time, with respect to any Eurocurrency Rate Advance or Base Rate Advance, the percentages per annum set forth in Schedule II hereto based upon the then applicable Credit Rating for the applicable Borrower and its corresponding Advance; provided that (a) if the respective Credit Ratings for a Borrower issued by S&P and Moody’s differ by one level, then the pricing Level for the higher of such Credit Ratings shall apply; (b) if there is a split in Credit Ratings of more than one level, then the pricing Level that is one level lower than the pricing Level of the higher Credit Rating shall apply; (c) if a Borrower has only one Credit Rating, the pricing Level for such Credit Rating shall apply; and (d) if a Borrower does not have any Credit Rating, pricing Level V shall apply. Initially, the Applicable Margin shall be determined based upon the Credit Ratings in effect on the Closing Date. Thereafter, each change in the Applicable Margin resulting from a publicly announced change in the Credit Ratings shall be effective during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.
“Approved Electronic Communications” means each Communication that any Borrower is obligated to, or otherwise chooses to, provide to the Agent pursuant to this Agreement or the transactions contemplated herein or therein, including any financial statement, financial and other report, notice, request, certificate and other information material; provided, however, that, solely with respect to delivery of any such Communication by any Borrower to the Agent and without limiting or otherwise affecting either the Agent’s right to effect delivery of such Communication by posting such Communication to the Approved Electronic Platform or the protections afforded hereby to the Agent in connection with any such posting, “Approved Electronic Communication” shall exclude (i) any notice that relates to a request for an extension of credit (including any election of an interest rate or Interest Period relating thereto), (ii) any notice of Conversion or continuation, and any other notice, demand, communication, information, document and other material relating to a request for a new, or a Conversion or continuation of an existing, Advance, (iii) any notice pursuant to Section 2.09 and any other notice relating to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iv) all notices of any Event of Default or unmatured Event of Default, (v) any notice, demand, communication, information, document and other material required to be delivered to satisfy any of the conditions set forth in Article III or any other condition to any Advance or other extension of credit hereunder or any condition precedent to the effectiveness of this Agreement and (vi) service of process.
“Approved Electronic Platform” has the meaning specified in Section 8.02(d).
“Arrangers” means Citibank, BofA Securities, Inc., JPMorgan and SG.
“Assignment and Acceptance” means an assignment and acceptance entered into by an assigning Bank and an assignee, and accepted by the Agent, in accordance with Section 8.07 and in substantially the form of Exhibit C hereto.
“Available Revolving Credit Commitment” means, as to any Bank at any time, such Bank’s Revolving Credit Commitment at such time minus the sum of the aggregate principal amount of such Bank’s outstanding Revolving Credit Advances.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank” has the meaning specified in the introductory paragraph hereof.
“Bank Appointment Period” has the meaning specified in Section 7.06.
“Bank Insolvency Event” means, with respect to any Bank, that (i) such Bank or its Parent Company has been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Bank or its Parent Company or its assets to be, insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, or (ii) other than pursuant to an Undisclosed Administration that is not expected to impair or delay a Bank’s ability to satisfy its funding obligations hereunder, such Bank or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Bank or its Parent Company, or such Bank or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment.
“Bank of America” means Bank of America, N.A.
“Base Rate” means, for any date during any Interest Period or any other period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the highest of:
(a)    the rate of interest announced publicly by Citibank in New York, New York, and in effect on such date, as Citibank’s base rate; and
(b)    1/2 of one percent above the Federal Funds Rate as in effect on such date; and
(c)    as long as none of the conditions described in Section 2.10(c) or (d) or Section 2.15(c) shall exist, the Eurocurrency Rate for a Borrowing in Dollars on such date for a one-month Interest Period (or if such date is not a Business Day, on the preceding Business Day) plus 1%; provided that, for the avoidance of doubt, the Eurocurrency Rate for any day shall be based on the Reuters Screen LIBOR01 Page (or on any successor or substitute page) at approximately 11:00 a.m. (London time) on such day.
For the avoidance of doubt, if the Base Rate shall be less than 1.75%, such rate shall be deemed to be 1.75% for purposes of this Agreement.
“Base Rate Advance” means an Advance in Dollars which bears interest as provided in Section 2.07(a).
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Board of Directors” means either the board of directors of a Borrower or any duly authorized committee of that board.
“Borrower” means each of Caterpillar and CFSC, and “Borrowers” means all of the foregoing.
“Borrower Agent” has the meaning specified in Section 8.09.
“Borrowing” means a Revolving Credit Borrowing.
“Business Day” means a day of the year (i) on which banks are not required or authorized to close in New York City, Chicago, Illinois, or Hong Kong, China, or (ii) if the applicable Business Day relates to any Eurocurrency Rate Advance, on which dealings are carried on in the London interbank market.
“Capitalization” means, as at any date, the sum of (i) Caterpillar Consolidated Debt at such date, plus (ii) stockholders’ equity (including preferred stock) of Caterpillar at such date.
“Caterpillar Consolidated Debt” means, as at any date, the aggregate Debt of Caterpillar and its Subsidiaries (other than CFSC) at such date.
“Caterpillar Purchase Claims” means the outstanding liens on or claims against or in respect of any of the accounts receivable of Caterpillar or any of its Subsidiaries (excluding CFSC and CFSC’s Subsidiaries) arising out of the sale or securitization by Caterpillar or any of its Subsidiaries (excluding CFSC and CFSC’s Subsidiaries) of such accounts receivable.
“CFSC Consolidated Debt” means, for any period of determination, the aggregate Debt of CFSC and its Subsidiaries determined on a consolidated basis for such period. The calculation of CFSC Consolidated Debt shall exclude any non-recourse secured borrowings related to the securitization of accounts receivable which have been legally sold to a bankruptcy remote special purpose vehicle. For purposes of this definition, retained interest in a securitization is not considered “recourse”.
“CFSC Event of Default” means an Event of Default with respect to CFSC.
“CFSC Purchase Claims” means the outstanding liens on or claims against or in respect of any of the accounts receivable of CFSC or any of its Subsidiaries arising out of the sale or securitization by CFSC or any such Subsidiaries of such accounts receivable.
“Change of Control” means, with respect to CFSC, that Caterpillar shall cease to own free and clear of all liens, claims, security interests or other encumbrances, 100% of the outstanding shares of voting stock of CFSC on a fully diluted basis.
“Closing Date” means April 21, 2020.
“Co-Syndication Agents” means Bank of America and JPMorgan.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.
“Commitment” means, for each Bank, the obligation of such Bank to make Revolving Credit Advances in an aggregate amount not to exceed the amount set forth opposite such Bank’s name under the “Commitment” heading on Schedule I hereto, or on the signature page of the Assignment and Acceptance by which it became a Bank hereunder, as such amount may be increased or reduced pursuant to the terms of this Agreement.
“Commitment Fee” has the meaning specified in Section 2.04(a).
“Commitment Fee Rate” has the meaning specified in Section 2.04(a).
“Communications” means each notice, demand, communication, information, document and other material provided for hereunder or otherwise transmitted between the parties hereto relating to this Agreement, any Borrower or its Affiliates, or the transactions contemplated by this Agreement, including, without limitation, all Approved Electronic Communications.
“Consolidated Net Tangible Assets” means as of any particular time, for any Borrower, the aggregate amount of assets after deducting therefrom (a) all current liabilities, (b) any current liability which has been reclassified as a long‑term liability because such liability by its terms is extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed, and (c) all goodwill, excess of cost over assets acquired, patents, copyrights, trademarks, trade names, unamortized debt discount and expense and other like intangibles, all as shown in the most recent consolidated financial statements of such Borrower and its Subsidiaries prepared in accordance with generally accepted accounting principles.
“Consolidated Net Worth” means as at any date, (i) for Caterpillar, the consolidated stockholders’ equity (including preferred stock but excluding “Pension and other post-retirement benefits” that are reflected in “Accumulated Other Comprehensive Income (loss)”) of Caterpillar at such date, and (ii) for CFSC, the stockholders’ equity (including preferred stock but excluding “Accumulated Other Comprehensive Income” and non-controlling interests as defined in accordance with generally accepted accounting principles) of CFSC on such date.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Convert”, “Conversion”, and “Converted” each refer to a conversion of Advances of one Type into Advances of another Type pursuant to Section 2.03(a), 2.10, or 2.15(a).
“Credit Rating” means, at any time, with respect to Caterpillar or CFSC, the credit rating on such Borrower’s long-term senior unsecured debt then most recently publicly announced by either Moody’s or S&P, and “Credit Ratings” means with respect to each such Borrower, such credit ratings from both Moody’s and S&P.
“Current Termination Date” means, with respect to any Bank at any time, December 31, 2020.
“Debt” means (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services, (iv) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above, and (vi) liabilities in respect of unfunded vested benefits under Plans covered by Title IV of ERISA; provided, however, for purposes of Sections 5.03 and 5.04(a) and (b) only, clause (vi) above shall include only those liabilities of the applicable Borrower and all ERISA Affiliates for such Borrower’s then current fiscal year (and, if such liabilities are still outstanding, for prior fiscal years) to (a) all single employer plans (as defined in Section 4001(a)(15) of ERISA) to meet the minimum funding standard requirements of Section 412(a) of the Code (without regard to any waiver under Section 412(c) of the Code) and (b) all multiemployer plans (as defined in Section 4001(a)(3) of ERISA) for all required contributions and payments.
“Debt Issuance” means, with respect to a Borrower or any Subsidiary thereof, the incurrence, issuance, offering or placement of indebtedness for borrowed money by such Person, including, without limitation, the incurrence of pro rata and B term loans and indebtedness under revolving credit facilities, and the incurrence of indebtedness evidenced by bonds, debentures, notes or other similar instruments; provided, however, that indebtedness incurred or available under the following shall not constitute a Debt Issuance, with the understanding that (x) no refinancing referenced in the following may result in an increase in the aggregate principal amount of the indebtedness being refinanced and (y) indebtedness being so refinanced must be retired substantially concurrently with the incurrence of the refinancing indebtedness: (i) intercompany indebtedness between a Borrower and a Subsidiary or between two Subsidiaries; (ii) indebtedness incurred by Caterpillar to refinance its existing $1.4 billion bonds maturing in 2021; (iii) up to an additional $3 billion in aggregate principal amount of bonds issued by Caterpillar; (iv) indebtedness incurred by CFSC to refinance its bonds outstanding on the Closing Date; (v) any refinancing of indebtedness under the Other Credit Agreements; (vi) ordinary course working capital facilities, cash management, letter of credit, factoring, surety bonds, local credit facilities or lines of credit for the benefit of foreign Subsidiaries or overdraft facilities; (vii) issuances of commercial paper, and (viii) purchase money indebtedness or equipment financing incurred in the ordinary course of business.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, examinership or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Defaulting Bank” means, at any time, subject to Section 2.18(d), (i) any Bank that has failed for two or more consecutive Business Days to comply with its obligations under this Agreement to make available its ratable portion of a Borrowing (each, a “funding obligation”), unless such Bank has notified the Agent and a Borrower in writing that such failure is the result of such Bank’s determination that one or more conditions precedent to funding has not been satisfied (which conditions precedent, together with the applicable default, if any, will be specifically identified in such writing), (ii) any Bank that has notified the Agent or a Borrower in writing, or has stated publicly, that it does not intend to comply with its funding obligations hereunder, unless such writing or statement states that such position is based on such Bank’s determination that one or more conditions precedent to funding cannot be satisfied (which conditions precedent, together with the applicable default, if any, will be specifically identified in such writing or public statement), (iii) any Bank that has, for three or more Business Days after written request of the Agent or a Borrower, failed to confirm in writing to the Agent and the Borrowers that it will comply with its prospective funding obligations hereunder (provided that such Bank shall cease to be a Defaulting Bank pursuant to this clause (iii) upon the Agent’s and the Borrowers’ receipt of such written confirmation), (iv) any Bank with respect to which a Bank Insolvency Event has occurred and is continuing with respect to such Bank or its Parent Company, or (v) any Bank that has become the subject of a Bail-In Action; provided that a Bank shall not be a Defaulting Bank solely by virtue of the ownership or acquisition of any equity interest in such Bank or its Parent Company by a Governmental Authority or an instrumentality thereof. Any determination by the Agent that a Bank is a Defaulting Bank under any of clauses (i) through (v) above will be conclusive and binding absent manifest error, and such Bank will be deemed to be a Defaulting Bank (subject to Section 2.18(d)) upon notification of such determination by the Agent to the Borrowers and the Banks. The Agent will promptly send to all parties hereto a copy of any notice to the Borrowers provided for in this definition.
“Designated Persons” means a Person:

(i)   listed in the annex to, or otherwise the subject of the provisions of, any Executive Order;

(ii)  named as a “Specially Designated National and Blocked Person” on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list (each, an “SDN”), or is otherwise the subject of any Sanctions Laws and Regulations; or

(iii)    in which an SDN has 50% or greater ownership interest or that is otherwise controlled by an SDN.
“Documentation Agent” means SG.
“Dollars” and the sign “$” each means lawful money of the United States of America.
“Domestic Lending Office” means, with respect to any Bank, the office of such Bank specified as its “Domestic Lending Office” on its respective signature page hereto or such other office of such Bank as such Bank may from time to time specify to the Borrowers and the Agent.
“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Financial Institution” means, as of the date of any assignment as contemplated in Section 8.07(a)(i), a commercial bank or financial institution (i) with a credit rating on its long-term senior unsecured debt of either (a) “BBB+” or better from S&P or (b) Baa1” or better from Moody’s; and (ii) having shareholders' equity of not less than $5,000,000,000.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.
“ERISA Affiliate” means each trade or business (whether or not incorporated) which, together with a Borrower or a Subsidiary of such Borrower, would be deemed to be a “single employer” within the meaning of Section 4001 of ERISA.
“ERISA Termination Event” means (i) a “Reportable Event” described in Section 4043 of ERISA and the regulations issued thereunder (other than a “Reportable Event” not subject to the provision for 30-day notice to the PBGC under such regulations), or (ii) the withdrawal of a Borrower or any of its ERISA Affiliates from a “single employer plan” during a plan year in which it was a “substantial employer”, both of such terms as defined in Section 4001(a) of ERISA, or (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or (vi) the partial or complete withdrawal of a Borrower or any ERISA Affiliate of such Borrower from a “multiemployer plan” as defined in Section 4001(a) of ERISA.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Euro” means the Euro referred to in the Council Regulation E.C. No. 1103/97 dated 17 June 1997 passed by the Council of the European Union, or, if different, the then lawful currency of the member states of the European Union that participate in the third stage of the Economic and Monetary Union.
“Eurocurrency Base Rate” means, with respect to a Eurocurrency Rate Advance for the relevant Interest Period:
(a)    for any Eurocurrency Rate Advance: the greater of (x) 0.75% and (y) the applicable ICE Benchmark Administration (or any successor entity) Interest Settlement Rate for deposits in Dollars appearing on Reuters Screen LIBOR01 Page as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period; provided, that (i) if Reuters Screen LIBOR01 Page is not available to the Agent for any reason, the applicable Eurocurrency Base Rate for the relevant Interest Period shall instead be the applicable ICE Benchmark Administration (or any successor entity) Interest Settlement Rate for deposits in Dollars as reported by any other generally recognized financial information service selected by the Agent in consultation with the Borrowers as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, and (ii) if no such ICE Benchmark Administration (or any successor entity) Interest Settlement Rate is available to the Agent, the applicable Eurocurrency Base Rate for the relevant Interest Period shall instead be the applicable interest settlement rate for deposits in Dollars as reported by an Alternative Financial Information Service as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period.
Any Eurocurrency Base Rate determined on the basis of the rate displayed on a Reuters Screen or an Alternative Financial Information Service in accordance with the foregoing provisions of this subparagraph shall be subject to corrections, if any, made in such rate and displayed by the Reuters Service or such Alternative Financial Information Service within one hour of the time when such rate is first displayed by such service.
“Eurocurrency Lending Office” means, with respect to any Bank, the office of such Bank specified as its “Eurocurrency Lending Office” on its respective signature page hereto (or, if no such office is specified, its Domestic Lending Office), or such other office of such Bank as such Bank may from time to time specify to the Borrowers and the Agent.
“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.
“Eurocurrency Rate” means, with respect to a Revolving Credit Advance for the relevant Interest Period, an interest rate obtained by dividing (i) the Eurocurrency Base Rate applicable to such Interest Period by (ii) a percentage equal to 100% minus the Eurocurrency Rate Reserve Percentage, such Eurocurrency Rate to be adjusted automatically on and as of the effective date of any change in the Eurocurrency Rate Reserve Percentage.
“Eurocurrency Rate Advance” means a Revolving Credit Advance.
“Eurocurrency Rate Reserve Percentage” means, for any date, that percentage (expressed as a decimal) which is in effect on such date, as prescribed by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of Eurocurrency Liabilities having a term equal to the applicable Interest Period (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurocurrency Rate Advances is determined or any category of extensions of credit or other assets which includes loans by a non‑United States office of any bank to United States residents).
“Events of Default” has the meaning specified in Section 6.01.
“Executive Order” is defined in the definition of “Sanctions Laws and Regulations”.
“Facility Termination Date” means the earlier to occur of (i) the Current Termination Date then in effect, and (ii) the date of termination in whole of the Commitments pursuant to Section 2.05(a) or 6.01.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York.
“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity, officer or examiner exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government (including any supra-national bodies such as the European Union or the European Central Bank).
“Information Memorandum” means the Confidential Information Memorandum dated April 2020 in the form approved by the Borrowers concerning the Borrowers and their Subsidiaries which, at the Borrowers’ request and on their behalf, was prepared in relation to the transactions contemplated by this Agreement and distributed by the Arranger to selected financial institutions before the date of this Agreement.
“Insignificant Subsidiary” means, on any date, any Subsidiary of Caterpillar or CFSC whose aggregate asset value, as reasonably calculated by Caterpillar in accordance with generally accepted accounting principles, is at less than or equal to $50,000,000 on such date.
“Interest Expense” means, for any period of determination, all interest (without duplication), whether paid in cash or accrued as a liability, attributable to CFSC Consolidated Debt (including imputed interest on any capital lease of CFSC or its Subsidiaries) in accordance with generally accepted accounting principles.
“Interest Period” means, for each Advance comprising part of the same Borrowing, the period commencing on the date of such Advance, or the date of the Conversion or continuation, as applicable, of such Advance, and ending on the last day of the period selected by a Borrower pursuant to the provisions below. The duration of each such Interest Period shall be (a) in the case of a Base Rate Advance, 30 days and (b) in the case of any Eurocurrency Rate Advance, 1, 2, 3 or 6 months, in each case as a Borrower may, in the Notice of Revolving Credit Borrowing requesting such Advance, select; provided, however, that:
(i) the duration of any Interest Period which would otherwise end after the Revolving Credit Termination Date shall end on the Revolving Credit Termination Date;
(ii) Interest Periods commencing on the same date for Advances comprising part of the same Borrowing shall be of the same duration; and
(iii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, in the case of any Interest Period for a Eurocurrency Rate Advance, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.
“JPMorgan” means JPMorgan Chase Bank, N.A.
“Leverage Ratio” has the meaning specified in Section 5.04(a).
“LIBOR Successor Rate” has the meaning specified in Section 2.15(c).
“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definitions of Base Rate, Eurocurrency Base Rate, Eurocurrency Rate and Interest Period and any defined terms used therein, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Agent, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Agent determines in consultation with the Borrowers).
“Majority Banks” means at any time Banks holding more than 50% of the Commitments, or if the Commitments have been terminated, Banks holding more than 50% of the then aggregate unpaid principal amount of the Advances.
“Margin Stock” has the meaning set forth in Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.
“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto, and if Moody’s ceases to issue ratings of the type described herein with respect to the Borrowers, then the Borrowers and the Agent, with the consent of the Majority Banks, shall agree upon a mutually acceptable replacement debt rating agency and shall further agree, upon determination of such replacement agency, to determine appropriate equivalent ratings levels to replace those contained herein.
“MUFG”, as used in the definition of Other Credit Agreements, or otherwise, means MUFG Bank, Ltd.
“Net Cash Proceeds” means, with respect to any Debt Issuance, the excess, if any, of (i) cash proceeds received by the applicable Borrower or Subsidiary thereof in connection therewith over (ii) the underwriting discounts and commissions and other fees and expenses incurred by the applicable Borrower or Subsidiary in connection therewith.
“Net Gain/(Loss) From Interest Rate Derivatives” has the meaning as reflected in the financial caption Other income(expense), in CFSC’s Consolidated Statement of Profit as compiled under generally accepted accounting principles.
“Non-Defaulting Bank” means, at any time, a Bank that is not a Defaulting Bank.
“Note” has the meaning specified in Section 2.02(f).
“Notice of Allocation” has the meaning specified in Section 2.01(b).
“Notice of Revolving Credit Borrowing” has the meaning specified in Section 2.02(a).
“OFAC” is defined in the definition of “Sanctions Laws and Regulations”.
“Other Credit Agreements” means (a) that certain Second Amended and Restated Credit Agreement (Five-Year Facility), dated as of September 5, 2019, among the Borrowers and certain of their affiliates, as borrowers thereunder, certain financial institutions party thereto, MUFG, as Japan Local Currency Agent, Citibank Europe plc, UK Branch, as Local Currency Agent, and Citibank, as agent for such banks, (b) that certain Second Amended and Restated Credit Agreement (Three-Year Facility), dated as of September 5, 2019, among the Borrowers and certain of their affiliates, as borrowers thereunder, certain financial institutions party thereto, MUFG, as Japan Local Currency Agent, Citibank Europe plc, UK Branch, as Local Currency Agent, and Citibank, as agent for such banks, and (c) that certain Credit Agreement (364-Day Facility), dated as of September 5, 2019, among the Borrowers and certain of their affiliates, as borrowers thereunder, certain financial institutions party thereto, MUFG, as Japan Local Currency Agent, Citibank Europe plc, UK Branch, as Local Currency Agent, and Citibank, as agent for such banks, in each case, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Parent Company” means, with respect to a Bank, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Bank and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Bank.
“Payment Office” means the principal office of Citibank in New York City, located on the date hereof at 388 Greenwich Street, New York, New York 10013.
“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.
“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.
“Plan” means any multiemployer plan or single employer plan, each as defined in Section 4001 and subject to Title IV of ERISA, which is maintained, or at any time during the five calendar years preceding the date of this Agreement was maintained, for employees of a Borrower or a Subsidiary of such Borrower or an ERISA Affiliate.
“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.
“Purchase Claims” means Caterpillar Purchase Claims or CFSC Purchase Claims, or both, as applicable.
“Register” has the meaning specified in Section 8.07(c).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and such Person’s and such Person’s Affiliates’ respective managers, administrators, members, trustees, partners, directors, officers, employees, agents, fund managers and advisors.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Restricting Information” means material non-public information with respect to any of the Borrowers or their securities.
“Revolving Credit Advance” means an advance by a Bank to a Borrower as part of a Revolving Credit Borrowing and refers to a Base Rate Advance or a Eurocurrency Rate Advance, each of which shall be a “Type” of Advance.
“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made to a Borrower by each of the Banks pursuant to Section 2.01.
“Revolving Credit Commitment” means, for each Bank, the obligation of such Bank to make Revolving Credit Advances in an aggregate amount not to exceed the amount set forth opposite such Bank’s name under the “Revolving Credit Commitment” heading on Schedule I hereto, or on the signature page of the Assignment and Acceptance by which it became a Bank hereunder, as such amount may be increased or reduced pursuant to the terms of this Agreement. No such change shall result in a Bank’s Revolving Credit Commitment exceeding its Commitment.
“Revolving Credit Obligations” means, at any time, the aggregate outstanding Advances at such time.
“Revolving Credit Termination Date” means the earlier to occur of (i) the Current Termination Date then in effect and (ii) the date of termination in whole of the Commitments pursuant to Section 2.05(a) or 6.01.
“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or any successor thereto, and if S&P ceases to issue ratings of the type described herein with respect to the Borrowers, then the Borrowers and the Agent, with the consent of the Majority Banks, shall agree upon a mutually acceptable replacement debt rating agency and shall further agree, upon determination of such replacement agency, to determine appropriate equivalent ratings levels to replace those contained herein.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions Laws and Regulations (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions Laws and Regulations-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, or the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions Laws and Regulations” means:

(i)    any sanctions, prohibitions or requirements imposed by any executive order (an “Executive Order”) or by any sanctions program administered by the U.S. Department of the Treasury Office of Foreign Assets Control (“OFAC”), the U.S. Department of State or the U.S. Department of Commerce; and

(ii)    any sanctions measures imposed by the United Nations Security Council, the European Union, the United Kingdom, Ireland, Australia, Japan or the applicable Governmental Authority in Hong Kong, China.

“Scheduled Unavailability Date” has the meaning specified in Section 2.15(a)(ii).
“SG” means Société Générale.
“Short-Term Facility Fee Letter” means the Short-Term Facility Fee Letter, dated April 3, 2020, among the Borrowers, Citibank, Bank of America, JPMorgan, SG and the Arrangers.
“Subsidiary” means, with respect to any Borrower, a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by such Borrower or by one or more other Subsidiaries, or by such Borrower and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.
“Support Agreement” means that certain Support Agreement dated as of December 21, 1984, amended June 14, 1995, between Caterpillar and CFSC, as the same may be amended or modified in accordance with the terms of Section 5.04(c) and in effect from time to time.
“Total Commitment” means, at any time, the sum of all of the Banks’ Commitments at such time.
“Total Revolving Credit Commitment” means, at any time, the sum of all of the Banks’ Revolving Credit Commitments at such time (which shall be an amount equal to the Total Commitment at such time.
“Type”, when used in reference to any Revolving Credit Advance, has the meaning specified in the definition of “Revolving Credit Advance”.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Undisclosed Administration” means the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator with respect to a Bank under the Dutch Financial Supervision Act 2007 (as amended from time to time and including any successor legislation).
“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56,115 Stat. 272 (2001), as amended.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
SECTION 1.02.     Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.
SECTION 1.03.     Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e) and all references contained herein to generally accepted accounting principles shall mean United States generally accepted accounting principles.
ARTICLE II
AMOUNTS AND TERMS OF THE ADVANCES
SECTION 2.01.     The Revolving Credit Advances; Allocation of Commitments.
(a)    Each Bank severally agrees, on the terms and conditions hereinafter set forth, to make Revolving Credit Advances in Dollars to Caterpillar and CFSC from time to time on any Business Day during the period from the Closing Date until the Revolving Credit Termination Date in an amount not to exceed such Bank’s Available Revolving Credit Commitment at such time; provided, however, that at no time shall (i) the outstanding Advances exceed the Total Commitment, (ii) the Revolving Credit Obligations exceed the Total Revolving Credit Commitment, (iii) any Bank’s Revolving Credit Advances exceed such Bank’s Commitment, (iv) all Revolving Credit Advances to Caterpillar exceed Caterpillar’s Allocation at such time, (v) all Revolving Credit Advances to CFSC exceed CFSC’s Allocation at such time, (vi) any Bank’s Revolving Credit Advances to Caterpillar exceed such Bank’s Allocated Commitment for Caterpillar at such time, or (vii) any Bank’s Revolving Credit Advances to CFSC at such time exceed such Bank’s Allocated Commitment for CFSC at such time. Each Revolving Credit Borrowing shall be in an aggregate principal amount not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Revolving Credit Advances of the same Type made on the same day to the same Borrower by the Banks ratably according to their respective Available Revolving Credit Commitments. Within the limits of each Bank’s Allocated Commitment to a Borrower, such Borrower may from time to time borrow, repay pursuant to Section 2.06 or prepay pursuant to Section 2.09, and reborrow under this Section 2.01.
(b)    The Borrowers will on the Closing Date and from time to time thereafter, but no more often than weekly, and subject to the limitation set forth below, allocate or re‑allocate the Total Commitment between Caterpillar and CFSC (each such Borrower’s allocated portion of the Total Commitment at any time being such Borrower’s “Allocation”), in such a manner that (i) the sum of the Allocations at any time shall equal the Total Commitment at such time and (ii) each Bank’s Commitment allocable to Caterpillar and CFSC at any time (such Bank’s “Allocated Commitment” with respect to such Borrower) shall be an amount equal to the product of such Bank’s Commitment at such time multiplied by the Allocation Percentage for such Borrower at such time. Each such allocation or re-allocation shall be made on notice, given not later than 10:00 A.M. (New York City time) on the date of the proposed allocation or re-allocation, by the Borrower Agent to the Agent, which shall give to each Bank prompt notice thereof by facsimile or electronic mail. Each such notice of an allocation or re‑allocation of the Total Commitment (a “Notice of Allocation”) shall be by facsimile or electronic mail, confirmed immediately in writing, in substantially the form of Exhibit B-2 hereto, specifying therein the requested (i) effective date of such allocation or re‑allocation of the Total Commitment, and (ii) Allocation for each Borrower. Each Borrower’s Allocation, and each Bank’s Allocated Commitment with respect to such Borrower, shall remain in effect (i) from the Closing Date until the first Notice of Allocation becomes effective, and (ii) thereafter, from the date that the most recent Notice of Allocation became effective until the next subsequent Notice of Allocation becomes effective.
SECTION 2.02.     Making the Revolving Credit Advances.
(a)    Each Revolving Credit Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the date of the proposed Revolving Credit Borrowing (in the case of a Revolving Credit Borrowing comprised of Base Rate Advances), or not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Revolving Credit Borrowing (in the case of a Revolving Credit Borrowing comprised of Eurocurrency Rate Advances), by a Borrower to the Agent, which shall give to each Bank prompt notice thereof by facsimile or electronic mail. Each such notice of a Revolving Credit Borrowing (a “Notice of Revolving Credit Borrowing”) shall be by facsimile or electronic mail, confirmed immediately in writing, in substantially the form of Exhibit B-1 hereto, specifying therein the requested (i) Borrower, (ii) date of such Revolving Credit Borrowing, (iii) Type of Revolving Credit Advances comprising such Revolving Credit Borrowing, (iv) [Intentionally Omitted], (v) aggregate amount of such Revolving Credit Borrowing, (vi) Interest Period for the Revolving Credit Advances and (vii) account to which the proceeds of such Revolving Credit Borrowing shall be made available. In the case of each proposed Revolving Credit Borrowing, the Agent shall promptly notify each Bank of such Bank’s ratable share of such Revolving Credit Borrowing based upon the Available Revolving Credit Commitments of the Banks, and in the case of a proposed Revolving Credit Borrowing comprised of Eurocurrency Rate Advances, the Agent shall promptly notify each Bank of the applicable interest rate under Section 2.07(b). Each Bank shall, before 1:00 p.m. (New York City time) on the date of such Revolving Credit Borrowing, make available for the account of its Applicable Lending Office to the Agent at the applicable Payment Office, in same day funds, such Bank’s ratable portion of such Revolving Credit Borrowing. After the Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will promptly make such same day funds available to the account specified by the applicable Borrower in the Notice of Revolving Credit Borrowing.
(b)    Each Notice of a Revolving Credit Borrowing shall be irrevocable and binding on the Borrower submitting such Notice. In the case of any Revolving Credit Borrowing which the related Notice of Revolving Credit Borrowing specifies is to be comprised of Eurocurrency Rate Advances, the requesting Borrower shall indemnify each Bank against any loss, cost or expense incurred by such Bank as a direct result of the failure of such Borrower, for any reason other than a default by such Bank, to borrow the requested Revolving Credit Advances on the date specified in the Notice of Revolving Credit Borrowing. Such indemnification shall include, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund the Advance to be made by such Bank as part of such Borrowing; provided, however, that any indemnification for such losses, costs and expenses shall be limited to an amount equal to (i) the principal amount of the Advance to be made by such Bank times (ii) the number of days in the requested Interest Period, divided by 360 times (iii) the interest differential between the interest rate based on the Eurocurrency Rate which would have applied to such Advance and the rate of interest which would apply if such Borrower had requested on the date of the requested Revolving Credit Borrowing a Revolving Credit Borrowing comprised of Advances of the same Type for a period equal to the requested Interest Period. A certificate describing in reasonable detail the amount of such losses, costs and expenses, submitted to such Borrower and the Agent by such Bank, shall create a rebuttable presumption of such losses, costs or expenses.
(c)    Unless the Agent shall have received notice from a Bank prior to the time of any Revolving Credit Borrowing that such Bank will not make available to the Agent such Bank’s ratable portion of such Revolving Credit Borrowing, the Agent may assume that such Bank has made such portion available to the Agent on the date of such Revolving Credit Borrowing in accordance with subsection (a) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such ratable portion available to the Agent, such Bank and such Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Agent, at (i) in the case of such Borrower, the interest rate applicable at the time to Revolving Credit Advances comprising such Revolving Credit Borrowing and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, together with interest thereon as required in the immediately preceding sentence, such amount so repaid shall constitute such Bank’s Revolving Credit Advance as part of such Revolving Credit Borrowing for purposes of this Agreement and such Bank shall be entitled to all rights in respect of such Revolving Credit Advance, including the right to receive interest from the date funds in connection therewith shall have been made available to such Borrower. If such Borrower shall repay to the Agent such corresponding amount, such repayment shall not relieve such Bank from its obligation to make its ratable portion of such Revolving Credit Borrowing available to such Borrower. Nothing contained herein shall impair the right of such Borrower to the performance by any Bank of such Bank’s obligations hereunder. Subject to Section 2.18, in the event that any Bank shall at any time fail to make its ratable portion of any Revolving Credit Borrowing available to the Agent for disbursement to such Borrower, the Agent shall make inquiry of such Bank as to the circumstances giving rise to such failure and shall promptly advise such Borrower of the response, if any, the Agent shall have received in connection with such inquiry; provided that no failure or delay on the part of the Agent to make such inquiry shall relieve such Borrower or such Bank of its obligation to repay any amount made available by the Agent to such Borrower in anticipation of receiving such Bank’s portion of such Revolving Credit Borrowing.
(d)    The failure of any Bank to make the Revolving Credit Advance to be made by it as part of any Revolving Credit Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its Revolving Credit Advance on the date of such Revolving Credit Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Revolving Credit Advance to be made by such other Bank on the date of any Revolving Credit Borrowing. Nothing contained herein shall impair the rights and remedies of the Borrower requesting any Revolving Credit Borrowing against any Bank under applicable law as a result of such Bank’s failure to make the Revolving Credit Advance to be made by it as part of such Revolving Credit Borrowing.
(e)    Any Bank may make, carry or transfer Advances at, to or for the account of, any of its branch offices or the office of an Affiliate at the Bank; provided, however, no Affiliate of any Bank shall be deemed a party to this Agreement or shall have any rights, liability or obligation under this Agreement unless such Bank and such Affiliate shall have executed and delivered, and the Agent shall have accepted, an Assignment and Acceptance in accordance with Section 8.07, and then such Affiliate shall have rights and obligations hereunder only to the extent contemplated therein.
(f)    Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Bank resulting from each Advance made by such Bank from time to time, including the amounts of principal and interest payable and paid to such Bank from time to time hereunder. The Agent shall also maintain accounts in which it will record (a) the amount of each Advance made hereunder, the Type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the applicable Borrower to each Bank hereunder and (c) the amount of any sum received by the Agent hereunder from the applicable Borrower and each Bank’s share thereof. Entries recorded pursuant to the foregoing shall be prima facie evidence of the existence and amounts of the Borrowers’ obligations; provided, however, that the failure of the Agent or any Bank to maintain such accounts or any error therein shall not in any manner affect the obligation of the applicable Borrower to repay its obligations hereunder in accordance with their terms. Any Bank may request that its Revolving Credit Advances be evidenced by a promissory note in substantially the form of Exhibit A (a “Note”). In such event, the applicable Borrower shall prepare, execute and deliver to such Bank such Note payable to the order of such Bank. Thereafter, the Advances evidenced by such Note and interest thereon shall at all times (prior to any assignment pursuant to Section 8.07) be represented by one or more Notes payable to the order of the payee named therein, except to the extent that any such Bank subsequently returns any such Note for cancellation and requests that such Advances once again be evidenced as described above.
SECTION 2.03.     [Intentionally Omitted].
SECTION 2.04.     Fees. (a) Each of Caterpillar and CFSC shall pay to the Agent, for the account of each Bank, a fee (each a “Commitment Fee” and collectively, the “Commitment Fees”) calculated on a daily basis by multiplying the Commitment Fee Rate in effect on each day by the amount of such Bank’s unused Allocated Commitment for such Borrower as in effect on such day. The Commitment Fee shall be payable quarterly in arrears on the first Business Day of each calendar quarter thereafter for the period of the immediately preceding calendar quarter (with the first such payment due on July 1, 2020 for the quarter ending June 30, 2020), and on the Facility Termination Date. The “Commitment Fee Rate,” as of any date of determination, shall at all times be determined in accordance with the table set forth on Schedule II hereto, such rate to change for any Borrower when and as any Credit Rating of such Borrower changes. The Commitment Fees allocable to each of Caterpillar and CFSC shall be the several obligation of each.
(b)    The Borrowers shall pay to (i) the Agent, solely for its own account, the fees specified in the Administrative Agent Fee Letter and (ii) the Agent, for the ratable account of each Bank, or to each Arranger, for their own separate accounts, as applicable, the fees specified in the Short-Term Facility Fee Letter, in each case on the dates specified therein. No Person other than the Agent, Citibank, Bank of America, JPMorgan, SG and the Arrangers, as applicable, shall have any interest in such fees.
(c).    If Commitments or Revolving Credit Obligations remain outstanding on September 3, 2020, then the Borrowers, on a joint and several basis, shall pay to the Agent, for the ratable account of each Bank, a duration fee equal to 0.10% multiplied by such Bank’s outstanding Commitment on such date (or if the Commitments have been terminated, such Bank’s outstanding Revolving Credit Obligations on such date).
SECTION 2.05.     Reduction of the Commitments. (a) Subject to Section 2.18(c), the Borrowers shall have the right, upon at least three (3) Business Days’ notice to the Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments; provided, that each partial reduction shall be in the aggregate amount of $5,000,000 or an integral multiple thereof. Any such reduction of each Bank’s Commitment will be an automatic reduction of such Bank’s Revolving Credit Commitment in an identical amount.
(b)    Notwithstanding the foregoing, upon the acquisition of one Bank by another Bank, or the merger, consolidation or other combination of any two or more Banks (any such acquisition, merger, consolidation or other combination being referred to hereinafter as a “Combination” and each Bank which is a party to such Combination being hereinafter referred to as a “Combined Bank”), the Borrowers may notify the Agent that they desire to reduce the Commitment of the Bank surviving such Combination (the “Surviving Bank”) to an amount equal to the Commitment of that Combined Bank which had the largest Commitment of each of the Combined Banks party to such Combination (such largest Commitment being the “Surviving Commitment” and the Commitments of the other Combined Banks being hereinafter referred to, collectively, as the “Retired Commitments”). If the Majority Banks (determined as set forth below) and the Agent agree to such reduction in the Surviving Bank’s Commitment, then (i) the aggregate amount of the Commitments shall be reduced by the Retired Commitments effective upon the effective date of the Combination, provided, that, on or before such date the Borrowers have paid in full the outstanding principal amount of the Advances of each of the Combined Banks other than the Combined Bank whose Commitment is the Surviving Commitment, (ii) from and after the effective date of such reduction, the Surviving Bank shall have no obligation with respect to the Retired Commitments, and (iii) the Borrowers shall notify the Agent whether they wish such reduction to be a permanent reduction or a temporary reduction. If such reduction is to be a temporary reduction, then the Borrowers shall be responsible for finding one or more financial institutions (each, a “Replacement Bank”), acceptable to the Agent (such acceptance not to be unreasonably withheld or delayed), willing to assume the obligations of a Bank hereunder with aggregate Commitments up to the amount of the Retired Commitments. The Agent may require the Replacement Banks to execute such documents, instruments or agreements as the Agent deems necessary or desirable to evidence such Replacement Banks’ agreement to become parties hereunder. For purposes of this Section 2.05(b), Majority Banks shall be determined as if the reduction in the aggregate amount of the Commitments requested by the Borrowers had occurred (i.e., the Combined Banks shall be deemed to have a single Commitment equal to the Surviving Commitment and the aggregate amount of the Commitments shall be deemed to have been reduced by the Retired Commitments)
(c) The Commitments and Revolving Credit Commitments also shall be automatically and permanently reduced by the amount of any prepayment made under Section 2.09(b) as the result of a Debt Issuance.
SECTION 2.06.     Repayment of Advances. Each Borrower shall repay the principal amount (or the portion thereof remaining after giving effect to any earlier partial prepayments thereof) of each Advance made to such Borrower by each Bank on the last day of the Interest Period for such Advance.
SECTION 2.07.     Interest on Advances. Each Borrower shall pay interest on the unpaid principal amount of each Advance made to such Borrower by each Bank from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:
(a)    Base Rate Advances. If such Advance is a Base Rate Advance, a rate per annum equal at all times during the Interest Period for such Advance to the sum of the Base Rate in effect from time to time plus the Applicable Margin in effect from time to time, payable on the last day of such Interest Period (or, with respect to any portion thereof that shall be prepaid pursuant to Section 2.09 or otherwise in accordance with the terms of this Agreement, on the date of such prepayment).
(b)    Eurocurrency Rate Advances. If such Advance is a Eurocurrency Rate Advance, a rate per annum equal at all times during the Interest Period for such Advance to the sum of the Eurocurrency Rate for such Interest Period plus the Applicable Margin in effect from time to time, payable on the last day of such Interest Period (or, with respect to any portion thereof that shall be prepaid pursuant to Section 2.09 or otherwise in accordance with the terms of this Agreement, on the date of such prepayment) and, if such Interest Period has a duration of more than three months, on the day which occurs during such Interest Period three months from the first day of such Interest Period.
(c)    [Intentionally Omitted].
(d)    Post-Default Interest. Upon the occurrence, and during the continuance, of any Event of Default, the unpaid principal amount of each Advance shall bear interest at a rate per annum equal at all times to 2% per annum above the rate per annum otherwise required to be paid on such Advance in accordance with subsection (a), (b) or (c) above; provided that any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the greater of (x) 2% per annum above the Base Rate in effect from time to time and (y) 2% per annum above the rate per annum required to be paid on such Advance immediately prior to the date on which such amount became due.
SECTION 2.08.     Interest Rate Determination. The Agent shall give prompt notice to the Borrowers and the Banks of the applicable interest rate determined by the Agent for purposes of Section 2.07(a) or (b).
SECTION 2.09.     Prepayments of Advances. (a) Any Borrower may, upon at least two (2) Business Days’ notice to the Agent stating (i) the proposed date and aggregate principal amount of the prepayment and (ii) the Advances (which shall be part of the same Borrowing) to which such prepayment is to be applied, and if such notice is given such Borrower shall, prepay the outstanding principal amounts of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of not less than $10,000,000 and in an integral multiple of $1,000,000 in excess thereof and (y) in the case of any such prepayment of a Eurocurrency Rate Advance, such Borrower shall be obligated to reimburse the applicable Banks in respect thereof pursuant to Section 8.04(b).
(b) On the date on which any Debt Issuance is consummated, the Borrowers jointly and severally agree to prepay the Advances then outstanding in an amount equal to the Net Cash Proceeds resulting from such Debt Issuance. Each such prepayment shall include accrued interest to the date of such prepayment on the principal amount prepaid. The Borrowers also shall be obligated to reimburse the applicable Banks in respect thereof pursuant to Section 8.04(b). In addition, the Commitments and Revolving Credit Commitments each shall be permanently and automatically reduced by the aggregate principal amount of each such prepayment under this Section 2.09(b) (with such reduction being shared ratably by the Banks based on their respective Commitments and Revolving Credit Commitments). The Borrowers shall notify the Agent of each such Debt Issuance no later than the consummation date therefor, and shall provide the Agent with the prepayment amounts due hereunder, as well as the amount of the Commitment and Revolving Credit Commitment reductions required hereby.
SECTION 2.10.     Increased Costs; Capital Adequacy; Illegality. (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements, in the case of Eurocurrency Rate Advances, to the extent already included in the Eurocurrency Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Bank of agreeing to make or making, funding or maintaining Eurocurrency Rate Advances, then the applicable Borrower shall from time to time, upon written demand by such Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank additional amounts sufficient to compensate such Bank for such increased cost; provided, that (x) such Bank shall have certified in writing to the applicable Borrower that it is generally seeking, or intends to generally seek, comparable compensation from similarly situated borrowers under similar credit facilities (to the extent such Bank has the right under such similar credit facilities to do so) with respect to such change regarding such increased cost and (y) such additional amounts shall not be duplicative of any amounts to the extent otherwise paid by the applicable Borrower under any other provision of this Agreement (including, without limitation, any reserve requirements included in determining the Eurocurrency Rate). A certificate describing in reasonable detail the amount of such increased cost, submitted to the Borrowers and the Agent by such Bank, shall create a rebuttable presumption of such increased cost. If any such increase in cost is attributable to specific Advances made to a particular Borrower, compensation for such increased cost shall be paid by such Borrower. In all other cases, compensation for such increased cost shall be paid by Caterpillar.
(b)    If any Bank determines that compliance with any law or regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital or liquidity required or expected to be maintained by such Bank or by any Person controlling such Bank and that the amount of such capital or liquidity requirement is increased by or based upon the existence of such Bank’s Advances or commitment to lend hereunder, then, upon written demand by such Bank (with a copy of such demand to the Agent), the applicable Borrower shall immediately pay to the Agent for the account of such Bank, from time to time as specified by such Bank, additional amounts sufficient to compensate such Bank (or, if applicable, such Person controlling such Bank) in the light of such circumstances, to the extent that such Bank reasonably determines such increase in capital or liquidity requirement to be allocable to the existence of such Bank’s commitment to lend hereunder; provided, that (x) such Bank shall have certified in writing to the applicable Borrower that it is generally seeking, or intends to generally seek, comparable compensation from similarly situated borrowers under similar credit facilities (to the extent such Bank has the right under such similar credit facilities to do so) with respect to such change regarding such increased cost and (y) such additional amounts shall not be duplicative of any amounts to the extent otherwise paid by the applicable Borrower under any other provision of this Agreement (including, without limitation, any reserve requirements included in determining the Eurocurrency Rate). A certificate describing in reasonable detail such amounts submitted to the applicable Borrower by such Bank shall create a rebuttable presumption of such amounts. If any such increase in capital or liquidity requirement is attributable to specific Advances made to a particular Borrower or to the Allocated Commitments to a particular Borrower or Borrowers, compensation for such increase in capital or liquidity requirement shall be paid by such Borrower. In all other cases, compensation for such increased capital or liquidity requirement shall be paid by Caterpillar.
(c)    If any Bank shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful, for such Bank or its Eurocurrency Lending Office to perform its obligations hereunder to make Eurocurrency Rate Advances or to fund or maintain Eurocurrency Rate Advances hereunder, (i) all Eurocurrency Rate Advances of such Bank to any Borrower then outstanding shall be redenominated into Dollars and begin bearing interest at the Base Rate for the Interest Period selected by such Borrower in accordance with the procedures of Section 2.02(a) or Section 2.03(a), notwithstanding any prior election by such Borrower to the contrary, either (x) one Business Day after such notice, or (y) if such Bank may lawfully continue to maintain and fund such Advances at the applicable Eurocurrency Rate to a later day during such Interest Period, on such later day (in which case such Borrower shall in addition reimburse such Bank for any resulting losses as provided in Section 8.04(b)) and (ii) the obligation of such Bank to make Eurocurrency Rate Advances, as applicable, shall be suspended until such Bank shall notify the Agent that the circumstances causing such suspension no longer exist, and until such notification has been given, in the case of Eurocurrency Rate Advances, such Bank shall fund its Revolving Credit Advance made in connection with each Revolving Credit Borrowing comprised of Eurocurrency Rate Advances as a Base Rate Advance.
(d)    If the Majority Banks shall, at least one (1) Business Day before the requested date of, or the proposed Conversion or continuation of the Advances comprising all or part of, any requested Revolving Credit Borrowing, notify the Agent that the Eurocurrency Rate for Eurocurrency Rate Advances comprising such Borrowing will not adequately reflect the cost to such Majority Banks of making or funding their respective Eurocurrency Rate Advances for such Revolving Credit Borrowing, the Agent shall so notify the Borrowers, and (1) each such outstanding Eurocurrency Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into (or if such Advance is then a Base Rate Advance, shall continue as), and with respect to a requested Advance as part of a requested Borrowing, such Advance shall be, a Base Rate Advance, and (2) the right of the requesting Borrower to select the Eurocurrency Rate for such Borrowing, and the right of any Borrower to Convert Advances into, or continue Advances as, Eurocurrency Rate Advances, or to select the Eurocurrency Rate for any subsequent Borrowing, shall be suspended until the Agent shall notify the Borrowers and the Banks that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be a Base Rate Advance.
(e)    [Intentionally Omitted]
(f)    In the event that a Bank (an “Affected Bank”) either demands payment from any Borrower at any time pursuant to subsection (a) or (b) of this Section 2.10, then from such time and for so long thereafter as such Bank remains an Affected Bank, the Borrowers may either (1) terminate such Affected Bank’s Commitment hereunder or (2) replace such Affected Bank with another bank or banks acceptable to the Agent (the consent of the Agent not to be unreasonably withheld or delayed); provided that (i) no Event of Default has occurred and is continuing at such time, (ii) in the case of clause (2), the Affected Bank and the replacement bank(s) execute and deliver to the Agent an Assignment and Acceptance and such other documents, agreements and instruments as the Agent may reasonably require in order to effectuate the assumption by such replacement bank(s) of the Affected Bank’s obligations hereunder, and (iii) the Affected Bank has been paid all amounts due to it hereunder. In no event shall the replacement of an Affected Bank impair or otherwise affect the obligation of the applicable Borrower or Borrowers to make the payments demanded by such Affected Bank pursuant to this Section 2.10 and, if applicable, Section 8.04(b).
(g)    Notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives relating to capital adequacy or liquidity promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change in law and be eligible for redress pursuant to clause (a), (b) and (c), as applicable, of this Section 2.10, regardless of the date enacted, adopted or issued.
SECTION 2.11.     Payments and Computations.
(a)    The Borrowers shall make each payment hereunder and under the Notes, without set-off, deduction, or counterclaim, not later than 11:00 A.M. (New York City time) on the day when due in Dollars to the Agent in same day funds by deposit of such funds to the Agent’s account maintained at the Payment Office for Dollars in New York City. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or fees ratably (other than amounts payable pursuant to Section 2.02(c), 2.05(d), 2.10, 2.12 or 8.04) to the applicable Banks for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Bank to such Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.
(b)    All computations of interest based on the Base Rate determined pursuant to clause (a) or (b) of the definition thereof shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be; all computations of interest based on the Eurocurrency Rate or the Federal Funds Rate, and all computations of the Commitment Fees shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or Commitment Fees are payable. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.
(c)    Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or Commitment Fees, as the case may be; provided, however, if such extension would cause payment of interest on or principal of Eurocurrency Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day and such contraction of time shall in such case reduce the days included in the computation of payment of interest.
(d)    Unless the Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Banks hereunder that such Borrower will not make such payment in full, the Agent may assume that such Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that such Borrower shall not have so made such payment in full to the Agent, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.
SECTION 2.12.     Taxes. (a) Any and all payments by any of the Borrowers hereunder or under each of the Notes shall be made, in accordance with Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, (i) taxes imposed on its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Bank’s Applicable Lending Office or any political subdivision thereof and (ii) any U.S. federal withholding taxes imposed under FATCA (all such non‑excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Bank or the Agent, (i) the sum payable by such Borrower shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.
(b)    In addition, the Borrowers agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as “Other Taxes”). If any such Other Taxes are attributable to a specific Borrower, they shall be paid by such Borrower. In all other cases, they shall be paid by Caterpillar.
(c)    Each Borrower will indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.12) paid by such Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Bank or the Agent (as the case may be) makes written demand therefor.
(d)    Within 30 days after the date of any payment of Taxes, the Borrower paying such Taxes will furnish to the Agent, at its address referred to in Section 8.02, a copy of a receipt evidencing payment thereof; provided, however, that such copy shall be furnished solely for the purpose of enabling the Agent to verify the payment of such Taxes by such Borrower as required above. If no Taxes are payable in respect of any payment hereunder or under the Notes, the Borrowers will furnish to the Agent, at such address, a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to the Agent, in either case stating that such payment is exempt from or not subject to Taxes; provided, however, that if any Bank or the Agent, as a recipient of payments called for hereunder, shall be exempt from or entitled to a reduced rate of any Taxes, particularly those imposed by way of withholding, whether by virtue of the provisions of a relevant treaty or otherwise, it shall be incumbent upon such Bank or the Agent to (a) so inform the Borrowers, (b) furnish to the Borrowers whatever certification or other documentation may be required by law or regulation to establish such exemption or reduced rate, and (c) cooperate with the Borrowers in any and all other respects to the extent necessary to establish such exemption or eligibility for reduced rate.
(e)    Any Bank whose Advances have resulted in the imposition of Taxes shall use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to take such steps as would eliminate or reduce the amount of such Taxes; provided that no such steps shall be required to be taken if, in the reasonable judgment of such Bank, such steps would be disadvantageous to such Bank.
(f)    Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 2.12 shall survive the payment in full of principal and interest hereunder and under the Notes.
SECTION 2.13.     Sharing of Payments, Etc. If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set‑off, or otherwise) on account of the Revolving Credit Advances made by it (other than pursuant to Sections 2.02(c), 2.05(d), 2.10, 2.12 or 8.04) in excess of its ratable share of payments on account of the Revolving Credit Advances obtained by all the Banks, such Bank shall forthwith notify the Agent thereof and purchase from the other Banks such participations in the Revolving Credit Advances made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery together with an amount equal to such Bank’s ratable share (according to the proportion of (i) the amount of such Bank’s required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. Each Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set‑off) with respect to such participation as fully as if such Bank were the direct creditor of such Borrower in the amount of such participation.
SECTION 2.14.     Tax Forms. Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code), shall submit to the Borrowers and the Agent, on or before the Closing Date (or in the case of any Person becoming a Bank hereunder pursuant to Section 2.05(c) or Section 8.07, on or before the date of acceptance by the Agent of the applicable Assignment and Acceptance), duly completed and signed copies of either Form W-8BEN or Form W-8BEN-E (relating to such Bank and entitling it to a complete exemption from withholding on all amounts to be received by such Bank at any Applicable Lending Office designated by such Bank, including fees, under this Agreement) or Form W-8ECI (relating to all amounts to be received by such Bank at any Applicable Lending Office designated by such Bank, including fees, under this Agreement) of the United States Internal Revenue Service and Form W-8BEN or Form W-8BEN-E (relating to the foreign status exemption from United States federal income tax backup withholding), or, in any such case, such successor forms as shall be adopted from time to time by the relevant United States taxing authorities. Thereafter and from time to time, each such Bank shall, to the extent that it may lawfully do so, submit to the Borrowers and the Agent such additional duly completed and signed copies of one or the other of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) requested by the Borrowers or the Agent from such Bank and (ii) required under then‑current United States law or regulations to determine the United States withholding taxes on payment in respect of all amounts to be received by such Bank at any Applicable Lending Office designated by such Bank, including fees, under this Agreement. Upon the request of the Borrowers or the Agent, each Bank that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrowers and the Agent a certificate to the effect that it is such a United States person. If any Bank determines that it is unable to submit to the Borrowers and the Agent any form or certificate that such Bank is obligated to submit pursuant to this Section 2.14, or that such Bank is required to withdraw or cancel any such form or certificate previously submitted, such Bank shall promptly notify the Borrower and the Agent of such fact. In addition, if a payment made to a Bank hereunder or under any of the Notes would be subject to U.S. federal withholding tax imposed by FATCA if such Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Bank shall deliver to the Borrowers and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Agent as may be necessary for the Borrowers and the Agent to comply with their obligations under FATCA and to determine that such Bank has complied with such Bank’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.14, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
SECTION 2.15.     Market Disruption.
(a)    Notwithstanding anything to the contrary in this Agreement, if the Agent determines (which determination shall be conclusive absent manifest error), or the Majority Banks notify the Agent (with a copy to the Borrowers) that the Majority Banks have determined, that:
(i)    adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate for any requested Interest Period, including, without limitation, because the Eurocurrency Base Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii)    the supervisor for the administrator of the Eurocurrency Base Rate or a Governmental Authority having jurisdiction over the Agent has made a public statement identifying a specific date after which the Eurocurrency Base Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), then, after such determination by the Agent or receipt by the Agent of such notice, as applicable, the Agent and the Borrowers may amend this Agreement to replace the Eurocurrency Base Rate with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein) that has been broadly accepted by the syndicated loan market in the United States in lieu of the Eurocurrency Base Rate provided, that, if such alternate benchmark rate as so determined is below 0.75%, it will be deemed to be 0.75% for purposes of this Agreement (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes and, notwithstanding anything to the contrary in Section 8.01, any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Agent shall have posted such proposed amendment to all Banks and the Borrowers unless, prior to such time, Banks comprising the Majority Banks have delivered to the Agent notice that such Majority Banks do not accept such amendment.
If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist, the obligation of the Banks to make or maintain Eurocurrency Rate Advances shall be suspended (to the extent of the affected Eurocurrency Rate Advances or Interest Periods).  Upon receipt of such notice, the Borrowers may revoke any pending request for a Eurocurrency Borrowing of, conversion to or continuation of Eurocurrency Rate Advances (to the extent of the affected Eurocurrency Rate Advances or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Advances.
SECTION 2.16.     [Intentionally Omitted].
SECTION 2.17.     [Intentionally Omitted].
SECTION 2.18.     Defaulting Banks. Notwithstanding any provision of this Agreement to the contrary, if any Bank becomes a Defaulting Bank, then the following provisions shall apply for so long as such Bank is a Defaulting Bank:
(a)    Such Defaulting Bank will not be entitled to any fees accruing during such period pursuant to Section 2.04 (without prejudice to the rights of the Banks other than Defaulting Banks in respect of such fees);
(b)    (i) Any amount paid by the Borrowers or otherwise received by the Agent for the account of a Defaulting Bank under this Agreement other than any amounts representing principal or interest payable to such Defaulting Bank (whether on account of fees, indemnity payments or other amounts not constituting principal or interest) will not be paid or distributed to such Defaulting Bank, but will instead be retained by the Agent in a segregated non-interest bearing account until (subject to Section 2.18(d)) the termination of the Commitments and payment in full of all obligations of the Borrowers hereunder and will be applied by the Agent, to the fullest extent permitted by law, to the making of payments from time to time in the following order of priority: first to the payment of any amounts owing by such Defaulting Bank to the Agent under this Agreement, second to the payment of post-default interest and then current interest due and payable to the Non-Defaulting Banks, ratably among them in accordance with the amounts of such interest then due and payable to them, third to the payment of fees then due and payable to the Non-Defaulting Banks hereunder, ratably among them in accordance with the amounts of such fees then due and payable to them, fourth to the ratable payment of other amounts then due and payable to the Non-Defaulting Banks, and fifth after the termination of the Commitments and payment in full of all obligations of the Borrowers hereunder, to pay amounts owing under this Agreement to such Defaulting Bank or as a court of competent jurisdiction may otherwise direct. (ii) Any amount paid by the Borrowers for the account of a Defaulting Bank representing principal or interest payable to such Defaulting Bank shall be paid to such Defaulting Bank in the same amounts and in the same manner as if such Defaulting Bank were a Non-Defaulting Bank;
(c)    The Borrowers may terminate the unused amount of the Commitment of a Defaulting Bank upon not less than three (3) Business Days’ prior notice to the Agent (which will promptly notify the Banks thereof), and in such event the provisions of Section 2.18(b) will apply to all amounts thereafter paid by the Borrowers for the account of such Defaulting Bank under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts), provided that such termination will not be deemed to be a waiver or release of any claim any Borrower, the Agent or any Bank may have against such Defaulting Bank; and
(d)    In the event that the Borrowers and the Agent agree in writing in their discretion that a Bank is no longer a Defaulting Bank, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any amounts then held in the segregated account referred to in Section 2.18(b)), such Bank will, to the extent applicable, purchase at par such portion of outstanding Advances of the other Banks and/or make such other adjustments as the Agent may determine to be necessary to cause the Revolving Credit Obligations of the Banks to be on a pro rata basis in accordance with their respective Commitments, whereupon such Bank will cease to be a Defaulting Bank and will be a Non-Defaulting Bank (and each Bank’s ratable portion of aggregate outstanding Advances will automatically be adjusted on a prospective basis to reflect the foregoing); provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while such Bank was a Defaulting Bank; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Bank to Non-Defaulting Bank will constitute a waiver or release of any claim of any party hereunder arising from such Bank’s having been a Defaulting Bank.
ARTICLE III
CONDITIONS OF LENDING
SECTION 3.01.     Conditions Precedent to Initial Advances. The obligation of each Bank to make its initial Advance on or after the Closing Date is subject to the conditions precedent that (i) the Agent shall have received, for the benefit of the Banks, the one-time upfront fees due and payable on the Closing Date pursuant to the Short-Term Facility Fee Letter, as well as the fees due and payable to the Arrangers on such date pursuant to such letter, and the fees due and payable to the Agent on such date pursuant to the Administrative Agent Fee Letter, and (ii) the Agent shall have received on or before the day of the initial Borrowing the following, each dated the Closing Date, in form and substance satisfactory to the Agent and in sufficient copies for each Bank:
(a)    A fully executed copy of this Agreement.
(b)    Certified copies of the resolutions of the Board of Directors of each Borrower evidencing corporate authority to execute and deliver this Agreement, the Notes and the other documents to be delivered hereunder, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, the Notes and the other documents to be delivered hereunder.
(c)    A certificate of the Secretary or an Assistant Secretary of each Borrower certifying the names and true signatures of the officers of such Borrower authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder.
(d)    A favorable opinion of counsel for each of Caterpillar and CFSC, given upon their express instructions, substantially in the form of Exhibit D hereto.
(e)    A favorable opinion of Mayer Brown LLP, counsel for the Borrowers, given upon their express instructions, in form and substance reasonably acceptable to the Agent.
(f)    A Beneficial Ownership Certification in relation to each Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, to the extent such documentation is requested at least five (5) Business Days prior to the Closing Date.
(g)    Evidence of the Credit Ratings for the Borrowers in effect as of the Closing Date.
In addition, the obligation of each Bank requesting Notes to make its initial Advance is subject to the further condition precedent that the Agent shall have received, on or before the day of the initial Borrowing, the Notes dated the Closing Date and payable to the order of such Bank.
SECTION 3.02.     Conditions Precedent to Each Borrowing. The obligation of each Bank to make an Advance on the occasion of each Borrowing to any Borrower (including the initial Borrowing) shall be subject to the further conditions precedent that on the date of such Borrowing:
(a)    the following statements shall be true (and each of the giving of the applicable Notice of Revolving Credit Borrowing and the acceptance by a Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by such Borrower that on the date of such Borrowing such statements are true):
(i)    The representations and warranties contained in Section 4.01 (excluding those contained in the second sentence of subsection (e) and in subsection (f) thereof), and if such Borrowing is by CFSC, Section 4.02, are correct on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and
(ii)    No event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default with respect to any Borrower; and
(b)    the Agent shall have received such other approvals, opinions or documents as any Bank through the Agent may reasonably request.
SECTION 3.03.     Conditions Precedent to Certain Borrowings. The obligation of each Bank to make an Advance on the occasion of any Borrowing to any Borrower which would increase the aggregate outstanding amount of Advances owing to such Bank over the aggregate amount of such Advances outstanding immediately prior to the making of such Advance shall be subject to the further conditions precedent that on the date of such Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Revolving Credit Borrowing and the acceptance by a Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by such Borrower that on the date of such Borrowing such statements are true): (i) the representations and warranties contained in subsection (f) of Section 4.01 are correct on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and (ii) no event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, which would constitute an Event of Default with respect to any Borrower but for the requirement that notice be given or time elapse or both.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
SECTION 4.01.     Representations and Warranties of the Borrowers. Each Borrower represents and warrants as of the Closing Date and on each date specified in Article III, as follows:
(a)    Organization; Qualification. Such Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to transact business and is in good standing as a foreign corporation in every jurisdiction in which failure to qualify would reasonably be expected to materially adversely affect (i) the financial condition or operations of such Borrower and its consolidated Subsidiaries taken as a whole or (ii) the ability of such Borrower to perform its obligations under this Agreement and its Notes.
(b)    Authority; No Conflict. The execution, delivery and performance by such Borrower of this Agreement and its Notes, are within such Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) such Borrower’s charter or by-laws or (ii) any law or any contractual restriction binding on or affecting such Borrower.
(c)    Governmental Consents. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for the due execution, delivery and performance by such Borrower of this Agreement or its Notes.
(d)    Execution; Enforceability.
(i)    This Agreement has been duly executed and delivered by a duly authorized officer of such Borrower. Upon execution of this Agreement by the Agent and when the Agent shall have been notified by each Bank that such Bank has executed this Agreement, this Agreement will be, and such Borrower’s Notes when executed and delivered hereunder will be, legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their respective terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and by the effect of general principles of equity.
(e)    Accuracy of Information; Material Adverse Change. The consolidated balance sheets of Caterpillar and CFSC as at December 31, 2019, and the related consolidated statements of income and changes in stockholders’ equity of Caterpillar and CFSC for the fiscal year and six‑month period, respectively, then ended, copies of which have been furnished to each Bank, fairly present the financial condition of Caterpillar and CFSC as at such dates and the results of the operations of Caterpillar and CFSC for such periods, all in accordance with generally accepted accounting principles consistently applied. Since December 31, 2019, there has been no material adverse change in such condition or operations, other than any changes to the condition and operations of Caterpillar or CFSC (x) that were publicly disclosed by Caterpillar in its 8-K filing with the Securities and Exchange Commission on March 26, 2020 and (y) that occurred on or prior to March 26, 2020 as a direct result of, or directly relating to, the COVID-19 pandemic. As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.
(f)    Litigation. There is no pending or threatened action or proceeding affecting such Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator which is reasonably likely to materially adversely affect the financial condition or operations of such Borrower and its consolidated Subsidiaries taken as a whole or which purports to affect the legality, validity or enforceability of this Agreement or any Note or which is reasonably likely to materially adversely affect the ability of such Borrower to perform its obligations under this Agreement and its Notes.
(g)    Margin Stock. Such Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. Following the application of the proceeds of each Advance, no more than 25% of the value of the assets of such Borrower will consist of, or be represented by, Margin Stock.
(h)    ERISA. Each Plan of such Borrower or a Subsidiary of such Borrower or an ERISA Affiliate complies in all material respects with ERISA, the Code and regulations thereunder and the terms of such Plan, except for such noncompliance as would not reasonably be expected to have a materially adverse effect on the ability of such Borrower to perform its obligations under this Agreement and its Notes. Each Plan has satisfied the minimum funding standard under Section 412(a) of the Code without the need of any funding waiver under Section 412(c) of the Code. Neither such Borrower nor any ERISA Affiliate nor any fiduciary of any Plan which is not a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) (i) has engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Code whereby such prohibited transaction has materially adversely affected the business, financial condition or results of operations of such Borrower and any of its Subsidiaries, taken as a whole, or (ii) has taken or failed to take any action which would constitute or result in an ERISA Termination Event. During the six year period prior to the date on which this representation is made or deemed made, neither such Borrower nor any ERISA Affiliate has (i) failed to make a required contribution or payment to a multiemployer plan or (ii) made a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a multiemployer plan. During the six year period prior to the date on which this representation is made or deemed made, neither such Borrower nor any ERISA Affiliate has failed to make a required installment or any other required payment under Section 412 of the Code or Section 430 of the Code on or before the due date for such installment or other payment. Neither such Borrower nor any ERISA Affiliate has incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. None of the Borrowers nor any of their respective Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations), and neither the execution, delivery or performance of the transactions contemplated under this Agreement, including the making of any Advance hereunder, will give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.
(i)    Taxes; Assessments. Such Borrower has paid or discharged, or caused to be paid or discharged, before the same shall have become delinquent, all taxes, assessments and governmental charges levied or imposed upon such Borrower or any Subsidiary of such Borrower or upon the income, profits or property of such Borrower or any Subsidiary of such Borrower, other than (i) such taxes, assessments and governmental charges the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established, or (ii) up to $10,000,000 at any time in aggregate taxes, assessments, and governmental charges so long as no material adverse effect upon the business, financial condition or results of operations of the Borrowers and their Subsidiaries, taken as a whole, would reasonably be expected to result therefrom, and so long as, upon knowledge thereof, the applicable Borrower or Subsidiary either promptly pays the applicable delinquent amount or contests such amount as contemplated above.
(j)    Sanctions Laws and Regulations. Neither any Borrower nor any of its Subsidiaries, nor, to the best of such Borrower’s knowledge, any of its or any of its Subsidiaries’ respective directors or officers is a Designated Person. Each of the Borrowers has a “Worldwide Code of Conduct” in full force and effect on the date hereof which, by its terms, applies to all activities undertaken by all Borrowers’ and Subsidiaries’ employees around the world. Among the commitments in the Worldwide Code of Conduct is the commitment that each of the Borrowers and Subsidiaries, and their respective employees, follow applicable import and export control laws when conducting business around the world, including any Anti-Corruption Laws and Sanctions Laws and Regulations, and such commitment currently applies, and will apply, to all activities undertaken by each Borrower and each Subsidiary, including but not limited to, any use of the proceeds of this Agreement or any Advance, as well as the payment of any amount due pursuant to this Agreement.
SECTION 4.02.     Additional Representations and Warranties of CFSC.
CFSC represents and warrants that neither it nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.
ARTICLE V
COVENANTS OF THE BORROWERS
SECTION 5.01.     Affirmative Covenants. So long as any Advance shall remain unpaid or any Bank shall have any Commitment hereunder, each Borrower will, unless the Majority Banks shall otherwise consent in writing:
(a)    Corporate Existence, Etc. Subject to Section 5.02(b), do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that such Borrower shall not be required to preserve any such right or franchise if its board of directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Borrower and that the loss thereof would not reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Agreement and its Notes.
(b)    Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders, noncompliance with which would reasonably be expected to materially adversely affect (i) the financial condition or operations of such Borrower and its consolidated Subsidiaries taken as a whole or (ii) the ability of such Borrower to perform its obligations under this Agreement, its Notes. Each Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by such Borrower, each of its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions Laws and Regulations.
(c)    Maintenance of Properties. Cause all properties used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of such Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent such Borrower from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the reasonable judgment of such Borrower, desirable in the conduct of its business or the business of any Subsidiary of such Borrower and would not reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Agreement and its Notes.
(d)    Payment of Taxes and Other Claims. Pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon such Borrower or any of its Subsidiaries or upon the income, profits or property of such Borrower or any of its Subsidiaries, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of such Borrower or any of its Subsidiaries; provided, however, that such Borrower shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings; provided, further, that up to $10,000,000 in aggregate taxes, assessments, governmental charges, and lawful claims as described above may be delinquent at any time so long as no material adverse effect upon the business, financial condition or results of operations of the Borrowers and their Subsidiaries, taken as a whole, could reasonably be expected to result therefrom, and so long as, upon knowledge thereof, the applicable Borrower or Subsidiary either promptly pays the applicable delinquent amount or contests such amount as contemplated above.
(e)    Use of Proceeds. Use all proceeds of Advances solely for general corporate purposes, including, but not limited to, repaying or prepaying Advances in accordance with the terms of this Agreement. No Borrower will request any Borrowing, and no Borrower shall knowingly use, and shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not knowingly use, the proceeds of any Borrowing (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transactions would be prohibited by Sanctions Laws and Regulations if conducted by a corporation incorporated in the United States, the United Kingdom or in a European Union member state or (iii) in any manner that would result in the violation of any Sanctions Laws and Regulations applicable to any party hereto.
(f)    Reporting Requirements. Furnish to the Banks:
(i)    as soon as available and in any event within forty‑five (45) days after the end of each of the first three quarters of each fiscal year of Caterpillar and CFSC, a consolidated balance sheet of Caterpillar and CFSC as of the end of such quarter, and a consolidated statement of income and changes in stockholders’ equity of Caterpillar and CFSC for the period commencing at the end of the previous fiscal year and ending with the end of such quarter;
(ii)    as soon as available and in any event within ninety (90) days after the end of each fiscal year of Caterpillar and CFSC, a copy of the annual report for such year for such Borrower, containing consolidated financial statements of Caterpillar and CFSC for such year, certified (A) in a manner acceptable to the Majority Banks by PricewaterhouseCoopers L.L.P. or other independent public accountants acceptable to the Majority Banks and (B) as may be required under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all rules and regulations enacted under or in connection therewith;
(iii)    together with each delivery of any financial statements pursuant to clauses (i) and (ii) above, a Compliance Certificate in substantially the form of Exhibit F-1 or F-2 hereto, as applicable, demonstrating in reasonable detail compliance as at the end of the applicable accounting periods with the covenants contained in Section 5.03 (in the case of Caterpillar) and Sections 5.04(a) and (b) (in the case of CFSC);
(iv)    as soon as possible and in any event within five (5) days after the occurrence of each Event of Default with respect to such Borrower and each event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default with respect to such Borrower, continuing on the date of such statement, a statement of the chief financial officer of such Borrower setting forth details of such Event of Default or event and the action which such Borrower has taken and proposes to take with respect thereto;
(v)    promptly after the sending or filing thereof, copies of all reports which such Borrower sends to any of its security holders, and copies of all reports and registration statements (without exhibits) which such Borrower or any of its Subsidiaries (without duplication) files with the Securities and Exchange Commission or any national securities exchange, in each case without duplication of materials furnished to the Banks pursuant to clauses (i) or (ii) of this subsection (f);
(vi)    promptly after the written request of the Agent or any Bank, copies of all reports and notices which such Borrower or any ERISA Affiliate or Subsidiary of such Borrower files under ERISA with the Internal Revenue Service or the PBGC or the U.S. Department of Labor or which such Borrower or any ERISA Affiliate or Subsidiary of such Borrower receives from any such Person;
(vii)    promptly after (A) the occurrence thereof, notice of the institution of or any material adverse development in any action, suit or proceeding or any governmental investigation or any arbitration, before any court or arbitrator or any governmental or administrative body, agency or official, against such Borrower or any of its material property, or (B) actual knowledge thereof, notice of the threat of any such action, suit, proceeding, investigation or arbitration, and in the case of either (A) or (B), which such Borrower reasonably believes is likely to be resolved against such Borrower and, if so resolved against such Borrower, is reasonably anticipated by such Borrower to materially adversely affect (x) the financial condition of such Borrower and its consolidated Subsidiaries taken as a whole or (y) the ability of such Borrower to perform its obligations under this Agreement and its Notes (without duplication of notices furnished to the Banks pursuant to clause (v) of this subsection (f));
(viii)    promptly after (A) the occurrence thereof, notice that (1) an ERISA Termination Event or a prohibited transaction, as such term is defined in Section 4975 of the Code or Section 406 of ERISA, with respect to any Plan of such Borrower has occurred and there shall result therefrom a liability or material risk of incurring a liability to the PBGC or a Plan that will have a material adverse affect upon the business or financial condition or results of such Borrower and its Subsidiaries, taken as a whole, which notice shall specify the nature thereof and such Borrower’s proposed response thereto, (2) such Borrower or an ERISA Affiliate has failed to make a required installment or any other required payment under Section 412 or Section 430 of the Code and (3) the plan administrator of any Plan has applied under Section 412(c) of the Code for a waiver of the minimum funding standards of Section 412(a) of the Code, together with copies of such waiver application, and (B) actual knowledge thereof, copies of any notice of the PBGC’s intention to terminate or to have a trustee appointed to administer any Plan;
(ix)    (A) on the Closing Date, the Credit Ratings then in effect for such Borrower from S&P and Moody’s and (B) within two (2) Business Days after such Borrower receives notice from S&P or Moody’s of a change in any of such Borrower’s Credit Ratings, such Borrower’s revised Credit Ratings (or, if applicable, notice that a Credit Rating will no longer be received from such rating service);
(x)    such other information respecting the condition or operations, financial or otherwise, of such Borrower or any of its Subsidiaries as any Bank through the Agent may from time to time reasonably request in writing with an indication of the reason for such request; and
(xi)    together with each delivery of any financial statements pursuant to clause (ii) above, any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.
Financial statements and other documents required to be furnished pursuant to Section 5.01(f)(i) or (ii) (to the extent any such financial statements or other documents are included in reports or other materials otherwise filed with the Securities and Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been furnished on the date on which (i) the applicable Borrower posts such financial statements or other documents, or provides a link thereto, on such Borrower’s website on the Internet, or (ii) such financial statements or other documents are posted on behalf of the applicable Borrower on the Approved Electronic Platform or an Internet or intranet website, if any, to which each Bank and the Agent have access (whether a commercial, third-party website or whether sponsored by the Agent or the Securities and Exchange Commission’s website located at http://www.sec.gov/edgar/searchedgar/webusers.htm).
SECTION 5.02.     Negative Covenants. So long as any Advance shall remain unpaid or any Bank shall have any Commitment hereunder, no Borrower will, without the written consent of the Majority Banks:
(a)    Liens, Etc. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any lien, security interest or other charge or encumbrance of any kind, (excluding Caterpillar Purchase Claims and CFSC Purchase Claims, to the extent that such Purchase Claims could be deemed to constitute liens or security interests), upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income (excluding any assignment of accounts receivable arising out of or in connection with the sale or securitization by Caterpillar, CFSC or any Subsidiary of either of its accounts receivable giving rise to Caterpillar Purchase Claims or CFSC Purchase Claims), in each case to secure or provide for the payment of any Debt of any Person, if the aggregate amount of the Debt so secured (or for which payment has been provided) would at any time exceed an amount equal to 10% of Consolidated Net Tangible Assets of such Borrower.
(b)    Mergers, Etc. (i) Merge or consolidate with or into any Person, or permit any of its Subsidiaries to do so, or (ii) convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, or (iii) together with one or more of its consolidated Subsidiaries, convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets of such Borrower and its consolidated Subsidiaries (whether now owned or hereafter acquired) to any Person; except that any Subsidiary of such Borrower may merge or consolidate with or into, or transfer assets to, or acquire assets of, such Borrower or any other Subsidiary of such Borrower and except that any Subsidiary of such Borrower may merge into or transfer assets to such Borrower and such Borrower may merge with, and any Subsidiary of such Borrower may merge or consolidate with or into, any other Person, provided in each case that, immediately after giving effect to such proposed transaction, no Event of Default with respect to such Borrower or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default with respect to such Borrower, would exist and in the case of any such merger to which any Borrower is a party, such Borrower is the surviving corporation.
SECTION 5.03.     Financial Covenant of Caterpillar. So long as any Advance shall remain unpaid or any Bank shall have any Commitment hereunder, Caterpillar will, unless the Majority Banks shall otherwise consent in writing, maintain at all times during each fiscal year of Caterpillar, Consolidated Net Worth of not less than $9,000,000,000.
SECTION 5.04.     Financial and Other Covenants of CFSC. So long as any Advance shall remain unpaid or any Bank shall have any Commitment hereunder, CFSC will, unless the Majority Banks shall otherwise consent in writing:
(a)    Ratio of CFSC Consolidated Debt to Consolidated Net Worth.
(i)    Maintain at all times a ratio (the “Leverage Ratio”) of (x) CFSC Consolidated Debt to (y) CFSC’s Consolidated Net Worth of not greater than 10.0 to 1. For purposes of this subsection (i), the Leverage Ratio at any time shall be equal to the average of the Leverage Ratios as determined on the last day of each of the six preceding calendar months.
(ii)    Maintain a Leverage Ratio of not greater than 10.0 to 1 on each December 31, commencing December 31, 2019. For purposes of this subsection (ii), the Leverage Ratio shall be the ratio of (x) CFSC Consolidated Debt to (y) CFSC’s Consolidated Net Worth on the date for which computed.
(b)    Interest Coverage Ratio. Maintain a ratio of (i) profit excluding income taxes, Interest Expense and Net Gain/(Loss) From Interest Rate Derivatives to (ii) Interest Expense of not less than 1.15 to 1, in each case, calculated at the end of each calendar quarter for the rolling four-quarter period then most recently ended for CFSC and its Subsidiaries on a consolidated basis in accordance with generally accepted accounting principles.
(c)    Support Agreement. CFSC will not terminate, or make any amendment or modification to, the Support Agreement which, in the determination of the Agent, adversely affects the Banks’ interests pursuant to this Agreement, without giving the Agent and the Banks at least thirty (30) days prior written notice and obtaining the written consent of the Majority Banks.
ARTICLE VI
EVENTS OF DEFAULT
SECTION 6.01.     Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing with respect to any Borrower:
(a)    Such Borrower shall fail to pay (i) any principal of any of the Advances when the same becomes due and payable, or (ii) any interest on any of the Advances, or any Commitment Fee, other fee or other amount payable by it hereunder by the later of (A) five (5) Business Days after such item has become due and (B) two (2) Business Days after receipt of written notice from the Agent that such item has become due; or
(b)    Any representation or warranty made by such Borrower herein, or by such Borrower (or any of its officers) in connection with this Agreement, shall prove to have been incorrect in any material respect when made or deemed made; or
(c)    Such Borrower shall fail to perform or observe (i) any covenant or agreement made by it contained in subsection (a) or (f)(iv) of Section 5.01 or in Section 5.02 or (ii) any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if the failure to perform or observe such other term, covenant or agreement shall remain unremedied for 30 days after written notice thereof shall have been received by such Borrower; provided, that should CFSC or any of its Subsidiaries fail to observe any such term, covenant or agreement referred to in subsections (i) or (ii) above, such failure shall not be attributable, except as otherwise expressly provided for in this Agreement, to Caterpillar; or
(d)    Any of the following shall occur:
(i)    such Borrower or any Subsidiary of such Borrower (other than CFSC and its Subsidiaries in the case of Caterpillar) shall fail to pay any principal of, premium or interest on, or other amount owing in respect of any of its Debt which is outstanding in a principal amount of at least $100,000,000 in the aggregate, in the case of Caterpillar, or $50,000,000 in the aggregate, in the case of CFSC (but excluding Debt consisting of such Borrower’s obligations hereunder or under the Other Credit Agreements) when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt, or
(ii)    such Borrower or any Subsidiary of such Borrower (other than CFSC and its Subsidiaries in the case of Caterpillar) shall fail to observe or perform any term, covenant or condition on its part to be observed or performed under any agreement or instrument relating to any such Debt which is outstanding in a principal amount of at least $100,000,000 in the aggregate, in the case of Caterpillar, or $50,000,000 in the aggregate, in the case of CFSC (but excluding Debt consisting of such Borrower’s obligations hereunder or under the Other Credit Agreements), when required to be observed or performed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure is to accelerate, or permit the acceleration of, the maturity of such Debt or such Debt has been accelerated and such acceleration has not been rescinded, or
(iii)    any amount of Debt in excess of $100,000,000 in the aggregate, in the case of Caterpillar, or $50,000,000 in the aggregate, in the case of CFSC, shall be required to be prepaid, defeased, purchased or otherwise acquired by such Borrower or any Subsidiary of such Borrower (other than CFSC and its Subsidiaries in the case of Caterpillar), other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, or
(iv)    any “Event of Default” shall occur with respect to such Borrower under either of the Other Credit Agreements, or
(e)    Such Borrower or any of its Subsidiaries (other than CFSC and its Subsidiaries in the case of Caterpillar) shall generally not pay its debts as such debts become due, or an officer or other authorized representative of such Borrower or Subsidiary shall admit in writing such Borrower’s or Subsidiary’s inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by such Borrower or any of its Subsidiaries (other than CFSC and its Subsidiaries in the case of Caterpillar) seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or any such proceeding shall be instituted against such Borrower or any of its Subsidiaries (other than CFSC and its Subsidiaries in the case of Caterpillar) and either an order for relief against such Borrower or Subsidiary is entered in such proceeding or such proceeding is not dismissed within forty-five (45) days; or such Borrower or any of its Subsidiaries (other than CFSC and its Subsidiaries in the case of Caterpillar) shall take any corporate action to authorize any of the actions set forth above in this subsection (e);
provided, however, that the filing of one or more of the proceedings and/or the occurrence of one or more of the other events described in this Section 6.01(e) with respect to any Insignificant Subsidiary shall not constitute an Event of Default hereunder until such time as the aggregate of the asset values, as reasonably determined by Caterpillar in accordance with generally accepted accounting principles, of all Insignificant Subsidiaries subject to the proceedings and/or other events described in this Section 6.01(e) equals or exceeds $250,000,000 (with each Insignificant Subsidiary’s asset value being determined, for purposes of this clause (e), on the date on which such filing or other event commences or otherwise initially occurs with respect to such Insignificant Subsidiary and with such value remaining in effect for such Insignificant Subsidiary once determined); or
(f)    Any judgment or order for the payment of money in excess of (i) $100,000,000 in the case of Caterpillar, or (ii) $50,000,000 in the case of CFSC shall be rendered against such Borrower or any of its Subsidiaries (other than CFSC and its Subsidiaries in the case of Caterpillar) and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or
(g)    (i) A Plan of such Borrower shall fail to satisfy the minimum funding standard required by Section 412 of the Code for any plan year or a waiver of such standard is sought or granted under Section 412(c), or (ii) an ERISA Termination Event shall have occurred with respect to such Borrower or an ERISA Affiliate or such Borrower or an ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 4062, 4063, 4064, 4201 or 4204 of ERISA, or (iii) such Borrower or an ERISA Affiliate shall engage in any prohibited transaction described in Sections 406 of ERISA or 4975 of the Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor, or (iv) such Borrower or an ERISA Affiliate shall fail to pay any required installment or any other payment required under Section 412 or Section 430 of the Code on or before the due date for such installment or other payment, or (v) such Borrower or an ERISA Affiliate shall fail to make any contribution or payment to any multiemployer plan (as defined in Section 4001(a)(3) of ERISA) which such Borrower or any ERISA Affiliate may be required to make under any agreement relating to such multiemployer plan or any law pertaining thereto, and there shall result from any such event or events either a liability or a material risk of incurring a liability to the PBGC or a Plan, which will have a material adverse effect upon the business, financial condition or results of operations of such Borrower and its Subsidiaries, taken as a whole; or
(h)    With respect to CFSC, a Change of Control shall occur; or
(i)    With respect to CFSC, the Support Agreement shall for any reason fail to be in full force and effect, or any action shall be taken by any Borrower to discontinue or to assert the invalidity or unenforceability of the Support Agreement, or CFSC or Caterpillar shall fail to comply with any of the terms or provisions of the Support Agreement;
then, and in any such event, the Agent (x) shall at the request, or may with the consent, of the Majority Banks, by notice to the Borrowers, declare the obligation of each Bank to make Advances to such Borrower to be terminated, whereupon the same shall forthwith terminate, and (y) shall at the request, or may with the consent, of the Majority Banks, by notice to such Borrower, declare the Advances to such Borrower, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon such Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by such Borrower; provided, however, upon the occurrence of any Event of Default with respect to any Borrower described in Section 6.01(e), (A) the obligation of each Bank to make Advances to any Borrower shall automatically be terminated and (B) the Advances to the Borrowers, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrowers. Notwithstanding anything in the foregoing to the contrary, the fact that an Event of Default exists with respect to one of the Borrowers hereunder shall not of itself constitute an Event of Default with respect to any of the other Borrowers.
ARTICLE VII
AGENCY
SECTION 7.01.     Appointment and Authority. Each Bank hereby appoints Citibank to act on its behalf as the Agent hereunder and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article VII are solely for the benefit of the Agent and the Banks, and no Borrower shall have any rights as a third party beneficiary of any of such provisions.
SECTION 7.02.     Agent Individually. (a) The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Bank as any other Bank and may exercise the same as though it were not the Agent; and the term “Bank” or “Banks” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Agent hereunder and without any duty to account therefor to the Banks.
(b)    Each Bank understands that the Person serving as Agent, acting in its individual capacity, and its Affiliates (collectively, the “Agent’s Group”) are engaged in a wide range of financial services and businesses (including investment management, financing, securities trading, corporate and investment banking and research) (such services and businesses are collectively referred to in this Section 7.02 as “Activities”) and may engage in the Activities with or on behalf of one or more of the Borrowers or their respective Affiliates. Furthermore, the Agent’s Group may, in undertaking the Activities, engage in trading in financial products or undertake other investment businesses for its own account or on behalf of others (including the Borrowers and their Affiliates and including holding, for its own account or on behalf of others, equity, debt and similar positions in the Borrowers or their respective Affiliates), including trading in or holding long, short or derivative positions in securities, loans or other financial products of one or more of the Borrowers or their Affiliates. Each Bank understands and agrees that in engaging in the Activities, the Agent’s Group may receive or otherwise obtain information concerning the Borrowers or their Affiliates (including information concerning the ability of the Borrowers to perform their respective obligations hereunder) which information may not be available to any of the Banks that are not members of the Agent’s Group. None of the Agent nor any member of the Agent’s Group shall have any duty to disclose to any Bank or use on behalf of the Banks, and shall not be liable for the failure to so disclose or use, any information whatsoever about or derived from the Activities or otherwise (including any information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Borrower or any Affiliate of any Borrower) or to account for any revenue or profits obtained in connection with the Activities, except that the Agent shall deliver or otherwise make available to each Bank such documents as are expressly required by this Agreement to be transmitted by the Agent to the Banks.
(c)     Each Bank further understands that there may be situations where members of the Agent’s Group or their respective customers (including the Borrowers and their Affiliates) either now have or may in the future have interests or take actions that may conflict with the interests of any one or more of the Banks (including the interests of the Banks hereunder). Each Bank agrees that no member of the Agent’s Group is or shall be required to restrict its activities as a result of the Person serving as Agent being a member of the Agent’s Group, and that each member of the Agent’s Group may undertake any Activities without further consultation with or notification to any Bank. None of (i) this Agreement, the Notes, (ii) the receipt by the Agent’s Group of information (including the Information Memorandum) concerning the Borrowers or their Affiliates (including information concerning the ability of the Borrowers to perform their respective obligations hereunder) nor (iii) any other matter shall give rise to any fiduciary, equitable or contractual duties (including without limitation any duty of trust or confidence) owing by the Agent or any member of the Agent’s Group to any Bank including any such duty that would prevent or restrict the Agent’s Group from acting on behalf of customers (including the Borrowers or their Affiliates) or for its own account.
SECTION 7.03.     Duties of Agent; Exculpatory Provisions. (a) The Agent’s duties hereunder are solely ministerial and administrative in nature and the Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, but shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written direction of the Majority Banks, provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent or any of its Affiliates to liability or that is contrary to this Agreement or applicable law (including for the avoidance of doubt, any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Bank in violation of any Debtor Relief Law).
(b)    The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Banks (or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 8.01 and 6.01) or (ii) in the absence of its own gross negligence or willful misconduct. The Agent shall be deemed not to have knowledge of any Event of Default or the event or events that give or may give rise to any Event of Default unless and until the Borrowers or any Bank shall have given notice to the Agent describing such Event of Default and such event or events.
(c)    Neither the Agent nor any member of the Agent’s Group shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty, representation or other information made or supplied in or in connection with this Agreement, the Information Memorandum, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith or the adequacy, accuracy and/or completeness of the information contained therein, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Event of Default or unmatured Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, the Notes, or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than (but subject to the foregoing clause (ii)) to confirm receipt of items expressly required to be delivered to the Agent.
(d)    Nothing in this Agreement shall require the Agent or any of its Related Parties to carry out any “know your customer” or other checks in relation to any person on behalf of any Bank and each Bank confirms to the Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or any of its Related Parties.
SECTION 7.04.     Reliance by Agent. The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of an Advance that by its terms must be fulfilled to the satisfaction of a Bank, the Agent may presume that such condition is satisfactory to such Bank unless an officer of the Agent responsible for the transactions contemplated hereby shall have received notice to the contrary from such Bank prior to the making of such Advance, and in the case of a Borrowing, such Bank shall not have made available to the Agent, such Bank’s, ratable portion of such Borrowing. The Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
SECTION 7.05.     Delegation of Duties. The Agent may perform any and all of its duties and exercise its rights and powers hereunder by or through any one or more sub‑agents appointed by the Agent. The Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. Each such sub‑agent and the Related Parties of the Agent and each such sub‑agent shall be entitled to the benefits of all provisions of this Article VII and Section 8.04 (as though such sub-agents were the “Agent” hereunder) as if set forth in full herein with respect thereto.
SECTION 7.06.     Resignation or Removal of Agent. (a) The Agent may at any time give notice of its resignation to the Banks and the Borrowers. Upon receipt of any such notice of resignation, the Majority Banks shall have the right, in consultation with the Borrowers, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Majority Banks and shall have accepted such appointment within 60 days after the retiring Agent gives notice of its resignation (such 60-day period, the “Bank Appointment Period”), then the retiring Agent may on behalf of the Banks, appoint a successor Agent meeting the qualifications set forth above. In addition and without any obligation on the part of the retiring Agent to appoint, on behalf of the Banks, a successor Agent, the retiring Agent may at any time upon or after the end of the Bank Appointment Period notify the Borrowers and the Banks that no qualifying Person has accepted appointment as successor Agent and the effective date of such retiring Agent’s resignation which effective date shall be no earlier than three business days after the date of such notice. Upon the resignation effective date established in such notice and regardless of whether a successor Agent has been appointed and accepted such appointment, the retiring Agent’s resignation shall nonetheless become effective and (i) the retiring Agent shall be discharged from its duties and obligations as Agent hereunder and (ii) all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Bank directly, until such time as the Majority Banks appoint a successor Agent as provided for above in this clause (a).(b)    If the Person serving as Agent is a Defaulting Bank pursuant to clause (iv) of the definition thereof (such Person, a “Defaulting Agent”), the Majority Banks may, by notice in writing to the Borrowers and such Defaulting Agent, remove such Defaulting Agent as Agent and, in consultation with the Borrowers, appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. Such Defaulting Agent’s removal shall become effective upon the earlier of (x) the date that a qualifying Person shall have been so appointed by the Majority Banks and shall have accepted such appointment and (y) 30 days after the delivery of the removal notice in writing to the Borrowers and such Defaulting Agent (such date, the “Removal Effective Date”). Upon the Removal Effective Date and regardless of whether a successor Agent has been appointed and accepted such appointment, the removal of such Defaulting Agent shall become effective and (i) such Defaulting Agent shall be discharged from its duties and obligations as Agent hereunder and (ii) all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Bank directly, until such time as the Majority Banks appoint a successor Agent as provided for above in this clause (b).
(c) Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties as Agent of the retiring (or retired) or removed Agent, and the retiring or removed Agent shall be discharged from all of its duties and obligations as Agent hereunder (if not already discharged therefrom as provided above in this Section 7.06). The fees payable by the Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring or removed Agent’s resignation or removal hereunder, the provisions of this Article VII and Section 8.04 shall continue in effect for the benefit of such retiring or removed Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Agent was acting as Agent.
SECTION 7.07.     Non-Reliance on Agents and Other Banks. (a) Each Bank confirms to the Agent, each other Bank and each of their respective Related Parties that it (i) possesses (individually or through its Related Parties) such knowledge and experience in financial and business matters that it is capable, without reliance on the Agent, any other Bank or any of their respective Related Parties, of evaluating the merits and risks (including tax, legal, regulatory, credit, accounting and other financial matters) of (x) entering into this Agreement, (y) making Advances and other extensions of credit hereunder and (z) taking or not taking actions hereunder and thereunder, (ii) is financially able to bear such risks and (iii) has determined that entering into this Agreement and making Advances and other extensions of credit hereunder is suitable and appropriate for it.
(b)    Each Bank acknowledges that (i) it is solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with this Agreement and, to the extent such Bank is a party thereto, (ii) that it has, independently and without reliance upon the Agent, any other Bank or any of their respective Related Parties, made its own appraisal and investigation of all risks associated with, and its own credit analysis and decision to enter into, this Agreement and, to the extent such Bank is a party thereto, based on such documents and information, as it has deemed appropriate and (iii) it will, independently and without reliance upon the Agent, any other Bank or any of their respective Related Parties, continue to be solely responsible for making its own appraisal and investigation of all risks arising under or in connection with, and its own credit analysis and decision to take or not take action under, this Agreement and, to the extent such Bank is a party thereto, based on such documents and information as it shall from time to time deem appropriate, which may include, in each case:
(A)    the financial condition, status and capitalization of each Borrower;
(B)    the legality, validity, effectiveness, adequacy or enforceability of this Agreement, the Notes (with respect to any Bank that has requested a Note), and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection herewith or therewith;
(C)    determining compliance or non-compliance with any condition hereunder to the making of an Advance hereunder and, to the extent such Bank is a party thereto, and the form and substance of all evidence delivered in connection with establishing the satisfaction of each such condition subject to confirmation by the Agent of its receipt of items requested to be delivered as conditions to lending pursuant to Sections 3.01 and 3.02 hereof;
(D)    adequacy, accuracy and/or completeness of the Information Memorandum and any other information delivered by the Agent, any other Bank or by any of their respective Related Parties under or in connection with this Agreement, the transactions contemplated hereby and thereby or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection herewith or therewith.
SECTION 7.08.     No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the Persons acting as Bookrunners or Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement, except in its capacity, as applicable, as the Agent or as a Bank hereunder.
SECTION 7.09.     Indemnification. To the extent not reimbursed by the Borrowers in accordance with Section 8.4 hereof, the Banks agree to indemnify the Agent, the Arrangers, the Co-Syndication Agents, and the Documentation Agent ratably according to the respective principal amounts of the Revolving Credit Advances, then held by each of them (or if no Revolving Credit Advances are at the time outstanding, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent, the Arrangers, the Co-Syndication Agents or the Documentation Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent, the Arrangers, the Co-Syndication Agents or the Documentation Agent under this Agreement; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent’s, the Arrangers’, the Co-Syndication Agents’ or the Documentation Agent’s gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Agent, the Arrangers, the Co-Syndication Agents and the Documentation Agent promptly upon demand for its ratable share (determined as specified in the first sentence of this Section 7.09) of any out-of-pocket expenses (including reasonable outside counsel fees) incurred by the Agent, the Arrangers, the Co-Syndication Agents or the Documentation Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiation, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement to the extent that the Agent, the Arrangers, the Co-Syndication Agents or the Documentation Agent are not reimbursed for such expenses by the Borrowers.
SECTION 7.10.     Bank ERISA Matters. (a) Each Bank (x) represents and warrants, as of the date such Person became a Bank party hereto, to, and (y) covenants, from the date such Person became a Bank party hereto to the date such Person ceases being a Bank party hereto, for the benefit of, the Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers, that at least one of the following is and will be true:
(i)    such Bank is not using “plan assets” (within the meaning of the Plan Asset Regulations or otherwise) of one or more Benefit Plans with respect to such Bank’s entrance into, participation in, administration of and performance of the Advances, the Commitments or this Agreement,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Bank’s entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement, and the conditions for exemptive relief thereunder are and will continue to be satisfied in connection therewith,
(iii)    (A) such Bank is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Bank to enter into, participate in, administer and perform the Advances, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Bank, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Bank’s entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Bank.
(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Bank or (2) a Bank has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Bank further (x) represents and warrants, as of the date such Person became a Bank party hereto, to, and (y) covenants, from the date such Person became a Bank party hereto to the date such Person ceases being a Bank party hereto, for the benefit of, the Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers, that none of the Agent, or any Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Bank involved in such Bank’s entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Agent under this Agreement or any documents related to hereto or thereto).
As used in this Section, the following terms shall have the following meanings:
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
ARTICLE VIII
MISCELLANEOUS
SECTION 8.01.     Amendments, Etc.
(a)    No amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrowers and the Majority Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following: (a) waive any of the conditions specified in Section 3.01, 3.02, or 3.03 (if and to the extent that the Borrowing which is the subject of such waiver would involve an increase in the aggregate outstanding amount of Advances over the aggregate amount of Advances outstanding immediately prior to such Borrowing), (b) increase the Commitments of the Banks (other than pursuant to Section 2.05(c)), or subject the Banks to any additional obligations, (c) reduce or forgive the principal of, or the rate or amount of interest on, the Advances or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder, (e) change the definition of “Majority Banks” or the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances, or the number of Banks, which shall be required for the Banks, or any of them, to take any action hereunder, (f) [Intentionally Omitted], or (g) amend this Section 8.01; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent, in addition to the Borrower and the Banks required above to take such action, affect the rights or duties of the Agent under this Agreement or any Note.
(b)    Anything herein to the contrary notwithstanding, during such period as a Bank is a Defaulting Bank, to the fullest extent permitted by applicable law, such Bank will not be entitled to vote in respect of amendments and waivers hereunder and the Commitment and the outstanding Advances or other extensions of credit of such Bank hereunder will not be taken into account in determining whether the Majority Banks or all of the Banks, as required, have approved any such amendment or waiver (and the definition of “Majority Banks” will automatically be deemed modified accordingly for the duration of such period); provided, that any such amendment or waiver that would increase the Commitment of such Defaulting Bank or subject such Defaulting Bank to any additional obligations, postpone the date fixed for any payment of principal or interest owing to such Defaulting Bank hereunder, reduce the principal of, or interest on, the Advances or any fees or other amounts owing to such Defaulting Bank hereunder, or alter the terms of this proviso, will require the consent of such Defaulting Bank.
SECTION 8.02.     Notices; Communications, Etc.
(a)    All notices, demands, requests, consents and other Communications provided for in this Agreement shall be given in writing, or by any telecommunication device capable of creating a written record (including electronic mail, except with respect to (x) service of process to any party or (y) communications to any Bank that has previously notified the Agent and the Borrowers that electronic mail is not an acceptable delivery method), and addressed to the party to be notified as follows:
(i)    if to Caterpillar
Caterpillar Inc.
100 N.E. Adams Street
Peoria, Illinois 61629‑5370
Attention of: Director - Corporate Finance Services
Telecopier No.: 309-636-2869
E-Mail Address: DeCamp_Rob@cat.com

with a copy to:

Caterpillar Inc.
510 Lake Cook Road, Suite 100
    Deerfield, Illinois 60015-4922
Attention: Legal Services – Enterprise Governance & Finance Group
Telecopier No.: 309-992-6964
E-Mail Address: Wise_Michael_J@cat.com

(ii)    if to CFSC:
Caterpillar Financial Services Corporation
2120 West End Avenue
Nashville, Tennessee 37203-0001
Attention of: Treasurer
Telecopier No.: 615-341-8596
E-Mail Address: Rob.DeCamp@cat.com

with a copy to:

Caterpillar Financial Services Corporation
2120 West End Avenue
Nashville, Tennessee 37203-0001
Attention: Legal Department – Securities Group
Telecopier No.: 615-341-1083
E-Mail Address: tiffany.williams@cat.com

(iii)    if to the Agent
Citibank, N.A.
Bank Loan Syndications
1615 Brett Rd., Building No. 3
New Castle, Delaware 19720
Attention of: Bank Loan Syndications
Telecopier No.: 646-274-5080
E-Mail Address: glagentofficeops@citi.com

with a copy to:

Citibank, N.A.
388 Greenwich Street
New York, New York 10013
Attention of: Lisa Stevens Harary
Telecopier No.: 212-816-3107
E-Mail Address: lisa.stevensharary@citi.com

(iv)    if to any other Bank, to its address (or telecopier number or e-mail address) set forth in its Administrative Questionnaire;
or at such other address as shall be notified in writing (x) in the case of the Borrowers or the Agent, to the other parties and (y) in the case of all other parties, to the Borrowers and the Agent.
(b)    Except as otherwise provided in this Agreement, all notices, demands, requests, consents and other Communications described in clause (a) shall be effective (i) if delivered by hand, including any overnight courier service, upon personal delivery, (ii) if delivered by mail, when received by the intended recipient, (iii) if delivered by posting to an Approved Electronic Platform, an Internet website or a similar telecommunication device requiring that a user have prior access to such Approved Electronic Platform, website or other device (to the extent permitted by this Section 8.02 to be delivered thereunder), when such notice, demand, request, consent and other communication shall have been made generally available on such Approved Electronic Platform, Internet website or similar device to the class of Person being notified (regardless of whether any such Person must accomplish, and whether or not any such Person shall have accomplished, any action prior to obtaining access to such items, including registration, disclosure of contact information, compliance with a standard user agreement or undertaking a duty of confidentiality) and such Person has been notified in respect of such posting that a communication has been posted to the Approved Electronic Platform and (iv) if delivered by electronic mail or any other telecommunications device, when received by the intended recipient; provided, however, that notices and communications to the Agent pursuant to Article II or Article VII shall not be effective until received by the Agent. If any notice, demand, request or other communication related to an Event of Default (including, without limitation, any notice of a failure to make a required payment), is delivered by the Agent or any Bank to the Borrower by electronic mail or any other telecommunications device, the Agent or such Bank, as applicable, shall promptly deliver a duplicate copy of such notice, demand, request or other communication to the Borrower by hand (including by overnight courier service) or by mail.
(c)    Notwithstanding clauses (a) and (b) (unless the Agent and the Borrowers agree that the provisions of clause (a) and (b) be followed) and any other provision in this Agreement providing for the delivery of any Approved Electronic Communication by any other means, the Borrowers shall deliver all Approved Electronic Communications to the Agent by properly transmitting such Approved Electronic Communications in an electronic/soft medium in a format reasonably acceptable to the Agent to oploanswebadmin@citigroup.com or such other electronic mail address (or similar means of electronic delivery) as the Agent may notify to the Borrowers. Nothing in this clause (c) shall prejudice the right of the Agent or any Bank to deliver any Communication to any Borrower in any manner authorized in this Agreement or to request that the Borrowers effect delivery in such manner.
(d)    Each of the Banks and each Borrower agree that the Agent may, but shall not be obligated to, make the Approved Electronic Communications available to the Banks by posting such Approved Electronic Communications on IntraLinks™ or a substantially similar electronic platform chosen by the Agent to be its electronic transmission system (the “Approved Electronic Platform”).
(e)    Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Agent from time to time (including, as of the Closing Date, a dual firewall and a User ID/Password Authorization System) and the Approved Electronic Platform is secured through a single-user-per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Banks and each Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution. In consideration for the convenience and other benefits afforded by such distribution and for the other consideration provided hereunder, the receipt and sufficiency of which is hereby acknowledged, each of the Banks and each Borrower hereby approves distribution of the Approved Electronic Communications through the Approved Electronic Platform and, subject to subsection (f) below, understands and assumes the risks of such distribution.
(f)    THE APPROVED ELECTRONIC PLATFORM AND THE APPROVED ELECTRONIC COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. NONE OF THE AGENT NOR ANY OTHER MEMBER OF THE AGENT’S GROUP WARRANTS THE ACCURACY, ADEQUACY OR COMPLETENESS OF THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM AND EACH EXPRESSLY DISCLAIMS ANY LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM, EXCEPT FOR ERRORS OR OMISSIONS RESULTING FROM AGENT’S OR AGENT GROUP’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM.
(g)    Each of the Banks and each Borrower agree that the Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Approved Electronic Communications on the Approved Electronic Platform in accordance with the Agent’s generally-applicable document retention procedures and policies.
SECTION 8.03.     No Waiver; Remedies. No failure on the part of any party hereto to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
SECTION 8.04.     Costs, Expenses and Taxes. (a) Caterpillar agrees to pay on written demand all reasonable costs and expenses of the Agent, each of the Arrangers and each of the Co-Syndication Agents and the Documentation Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent, each of the Arrangers and each of the Co-Syndication Agents and the Documentation Agent with respect thereto and with respect to advising the Agent, each of the Arrangers and each of the Co-Syndication Agents and the Documentation Agent as to their rights and responsibilities under this Agreement. The Borrowers further agree to pay all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses of the Banks), of the Agent, the Banks, each of the Arrangers and each of the Co-Syndication Agents and the Documentation Agent in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder. If any such costs or expenses are attributable to a particular Borrower, such costs or expenses shall be paid by such Borrower. In all other cases, such costs or expenses shall be paid by Caterpillar.
(b)    If any payment of principal of any Eurocurrency Rate Advance is made other than on the last day of the Interest Period for such Advance, as a result of a payment pursuant to Section 2.09 or acceleration of the maturity of the Advances pursuant to Section 6.01 or for any other reason, the applicable Borrower shall, upon demand by any Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank any amounts as such Bank shall reasonably determine in good faith to be required to compensate such Bank for any additional losses, costs or expenses which it may reasonably incur as a result of such payment. Such indemnification shall include, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Bank to fund or maintain such Advance; provided, however, that any indemnification for such losses, costs and expenses shall be limited to an amount equal to (i) the principal amount of the Advance paid by such Borrower times (ii) the number of days remaining in the Interest Period applicable to such Advance, divided by 360, times (iii) the interest differential between the interest rate applicable to such Advance and the rate of interest which would apply on an Advance to such Borrower of the same Type requested on the date of such payment by such Borrower for an Interest Period which most nearly approximates the remaining term of the Interest Period applicable to the Advance paid by such Borrower. A certificate describing in reasonable detail the amount of such losses, costs and expenses, and specifying therein the Type of loan in reference to which such Bank shall have made its calculations thereof (the “Reference Investment”), submitted to such Borrower and the Agent by such Bank, shall create a rebuttable presumption of the rate applicable to the Reference Investment identified therein. In making any determination under this Section 8.04(b), each Bank shall use reasonable efforts to minimize the amount payable by such Borrower hereunder to such Bank, provided that such action does not result in any additional cost, loss or expense for such Bank and is not otherwise disadvantageous to such Bank.
(c)    The Borrowers severally agree to indemnify and hold harmless each of the Agent, each Bank, each Arranger, each Co-Syndication Agent, the Documentation Agent and each of their Affiliates, directors, officers and employees from and against any and all claims, damages, liabilities and expenses (including, without limitation, reasonable fees and disbursements of outside counsel) which may be incurred by or asserted against the Agent, such Bank, such Arranger, such Co-Syndication Agent or the Documentation Agent or any of its or their respective Affiliates, directors, officers, members, partners, agents, or employees in connection with or arising out of the loan documentation or the transactions contemplated hereby, including but not limited to any investigation, litigation, or proceeding (i) related to any transaction or proposed transaction (whether or not consummated) in which any proceeds of any Borrowing are applied or proposed to be applied, directly or indirectly, by such Borrower, whether or not the Agent, such Bank, such Arranger, such Co-Syndication Agent or the Documentation Agent or any such director, officer or employee is a party to such transactions or (ii) related to such Borrower’s entering into this Agreement, or to any actions or omissions of such Borrower, any of its Subsidiaries or Affiliates or any of its or their respective officers, members, partners, agents, directors or employees in connection therewith. If any such claims, damages, liabilities and expenses are attributable to a particular Borrower, such indemnity shall be provided by such Borrower. In all other cases, such indemnity shall be provided by Caterpillar. No Borrower shall be required to indemnify any such indemnified Person from or against any portion of such claims, damages, liabilities or expenses (x) arising out of the gross negligence or willful misconduct of such indemnified Person or (y) that result from the violation in any material respect by such indemnified Person of any law, regulation, ordinance, or judicial or governmental agency order.
(d)    The Borrowers’ obligations under this Section 8.04 shall survive the termination of this Agreement and repayment of all Advances.
SECTION 8.05.     Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default with respect to a Borrower and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Agent to declare the Advances to such Borrower due and payable pursuant to the provisions of Section 6.01, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of such Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement and any Note of such Borrower held by such Bank, irrespective of whether or not such Bank shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Bank agrees to immediately notify such Borrower and the Agent by facsimile or electronic mail after any such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set off and application. The rights of each Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Bank may have. In the event that any Defaulting Bank exercises any such right of setoff, (x) all amounts so set off will be paid over immediately to the Agent for further application in accordance with the provisions of Section 2.18 and, pending such payment, will be segregated by such Defaulting Bank from its other funds and deemed held in trust for the benefit of the Agent and the other Banks and (y) the Defaulting Bank will provide promptly to the Agent a statement describing in reasonable detail the obligations owing to such Defaulting Bank as to which it exercised such right of setoff.
SECTION 8.06.     Binding Effect. This Agreement shall be deemed to have become effective as of April 21, 2020 when it shall have been executed by the Borrowers and the Agent and when the Agent shall have been notified by each Bank that such Bank has executed it and thereafter this Agreement shall be binding upon and inure to the benefit of the Borrowers, the Agent, and each Bank and their respective successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of all the Banks.
SECTION 8.07.     Assignments and Participations.
(a)    (i) Each Bank may, upon not less than one (1) Business Day’s prior notice to the Agent and with the prior written consent of the Agent (which shall not be required in the case of an assignment by a Bank to another Bank or a Bank’s Affiliate), Caterpillar and CFSC (in each case, which consents shall not be unreasonably withheld or delayed; provided, that each of Caterpillar and CFSC shall be deemed to have consented to any assignment unless such Borrowers shall object thereto by written notice to the Agent within ten (10) Business Days after having received notice thereof; provided, further, that no consent of Caterpillar or CFSC shall be required in connection with any assignment (x) to a Bank or a Bank’s Affiliate or (y) to an Eligible Financial Institution if an Event of Default has occurred and is continuing) assign to one or more of such Bank’s Affiliates or to one or more other Banks (or to any Affiliate of such Bank) or to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, Revolving Credit Commitment, if applicable, the Advances owing to it and any Note or Notes held by it); provided, however, that (A) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Bank’s rights and obligations under this Agreement, and shall be in an amount not less than the lesser of (x) $5,000,000 and (y) the remaining amount of the assigning Bank’s Commitment (calculated as at the date of such assignment) or outstanding Advances (if such Bank’s Commitment has been terminated), (B) no such assignment shall result in any Bank having a Commitment which is more than 20% of the Total Commitment, (C) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance (but not consent), an Assignment and Acceptance, together with any Note or Notes subject to such assignment and, other than in connection with assignments to a Bank’s Affiliate, a processing and recordation fee of $3,500 (which fee may be waived by the Agent in its sole discretion), (D) no such assignment shall be made to any Borrower or any of such Borrower’s Affiliates or Subsidiaries and (E) no such assignment will be made to any Defaulting Bank or any of its subsidiaries, or any Person who, upon becoming a Bank hereunder, would be a Defaulting Bank.
(ii)    Upon such execution, delivery and acceptance of any such Assignment and Acceptance, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall, in addition to the rights and obligations hereunder held by it immediately prior to such effective date (if any), have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank’s rights and obligations under this Agreement, such Bank shall cease to be a party hereto and thereto). Notwithstanding any assignment, each assigning Bank shall continue to have the benefits and obligations of a “Bank” under Section 2.12, Section 8.04 and Section 8.14 hereof to the extent of any Commitments or Advances assigned in accordance herewith.
(b)    By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto or thereto; and (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto.
(c)    The Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitments of, and principal amounts of the Advances owing to, each Bank pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be prima facie evidence of such matters, and the Borrowers, the Agent, and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers or any Bank at any reasonable time and from time to time upon reasonable prior notice.
(d)    Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee, together with the Notes, if any, subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, and (ii) give prompt notice thereof to the Borrowers. Within five (5) Business Days after its receipt of such notice, each Borrower, at its own expense, shall execute and deliver to the Agent in exchange for any surrendered Note of such Borrower a new Note, if requested, to the order of such assignee and, if the assigning Bank has retained a Commitment hereunder and requested a new Note, a new Note of such Borrower to the order of the assigning Bank. Such new Note or Notes, if requested, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.
(e)    Each Bank may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, Revolving Credit Commitment, the Advances owing to it and the Notes, if any, held by it); provided, however, that (i) such Bank’s obligations under this Agreement (including, without limitation, its Commitment to the Borrowers hereunder) shall remain unchanged, (ii) such Bank shall remain solely responsible to the Borrowers, the other Banks and the Agent for the performance of such obligations, (iii) such Bank shall remain the holder of any such Notes for all purposes of this Agreement, and (iv) the Borrowers, the Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Bank sells such a participation shall provide that such Bank shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Bank will not, without the consent of the participant, agree to any amendment, modification or waiver described in the first proviso to Section 8.01(a) that affects such participant.
(f)    Notwithstanding the foregoing, any Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including, without limitation, rights to payments of principal of and/or interest on the Advances) to secure obligations of such Bank, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Bank, without prior notice to or consent of the Borrowers or the Agent; provided that no such pledge or assignment shall release such Bank from any of its obligations hereunder or substitute any such pledgee or assignee for such Bank as a party hereto.
SECTION 8.08.     Governing Law; Submission to Jurisdiction; Service of Process.
(a)    This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York (without regard for conflict of law principles that would result in the application of any law other than the internal law of the State of New York).
(b)    Each of the Agent, each Bank, and each Borrower hereby (i) irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of any action or proceeding brought in accordance with Section 8.08(c); and (ii) agrees that a final judgment in any action brought in accordance with Section 8.08(c) or proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each Borrower irrevocably consents to the service of process of any of the aforesaid courts in any such action or proceeding by the mailing or delivery of a copy of such process to The Corporation Trust Company, as its agent for the purpose of accepting such process, at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.
(c)    Each Borrower irrevocably submits to the exclusive jurisdiction of (A) any New York State or United States federal court sitting in New York City (and any appellate court hearing appeals from any such court), (B) any Illinois State or United States federal court sitting in Chicago, Illinois (and any appellate court hearing appeals from any such court) and (C) any United States federal court sitting in Nashville, Tennessee (and any appellate court hearing appeals from any such court), in each case, in connection with any action or proceeding arising out of or relating to this Agreement and hereby irrevocably agrees that all claims in respect of any such action or proceeding shall be heard and determined in any such New York State court sitting in New York City or Illinois State court sitting in Chicago, Illinois or, to the extent permitted by law, in such federal court sitting in New York City, Chicago, Illinois or Nashville, Tennessee. Each of the Agent and each Bank hereby submits to the non-exclusive jurisdiction of any New York State or United States federal court sitting in New York City (and any appellate court hearing appeals from any such court).
(d)    Nothing in this Section 8.08 shall affect the right of any Borrower, the Agent, or any Bank to serve legal process in any other manner permitted by law.
(e)    Nothing in this Agreement shall affect any right that the Agent or each Bank may otherwise have to bring any action or proceeding relating to this Agreement against any Borrower or its properties in the courts of any jurisdiction.
SECTION 8.09.     Caterpillar as Agent for the Borrowers. CFSC hereby appoints Caterpillar as its agent for purposes of giving notice to or otherwise advising the Agent or the Banks in such instances where this Agreement calls for notice or advice from the Borrowers rather than from a specific Borrower (Caterpillar, in such capacity, being referred to herein as the “Borrower Agent”). The Banks and the Agent may assume that any advice given to them by Caterpillar in respect of the Borrowers validly represents the collective decision of the Borrowers, and the Banks and the Agent may rely upon such advice in all instances.
SECTION 8.10.     Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due under this Agreement or under any of the Notes in any currency (the “Original Currency”) into another currency (the “Other Currency”), the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Agent could purchase the Original Currency with the Other Currency on the Business Day preceding that on which final judgment is given. To the fullest extent permitted by applicable law, the obligation of any Borrower in respect to any sum due in the Original Currency to the Agent or any Bank shall, notwithstanding any judgment in an Other Currency, be discharged only to the extent that on the Business Day following receipt by the Agent or such Bank, as applicable, of any sum adjudged to be so due in the Other Currency, the Agent or such Bank, as applicable, may in accordance with normal banking procedures purchase the Original Currency with the Other Currency; if the amount of the Original Currency so purchased is less than the sum originally due to the Agent or such Bank, as applicable, in the Original Currency, the applicable Borrower or Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Agent or such Bank, as applicable, against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due the Agent or such Bank in the Original Currency, the Agent or such Bank, as applicable, agrees to remit to the applicable Borrower or Borrowers such excess.
SECTION 8.11.     Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. A facsimile or PDF copy of any signature hereto shall have the same effect as the original of such signature. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, in respect of documents to be signed by entities established within the European Union, the Electronic Signature qualifies as a “qualified electronic signature” within the meaning of the Regulation (EU) n°910/2014 of the European parliament and of the Council of 23 July 2014 on electronic identification and trust services for electronic transaction in the internal market as amended from time to time and provided that nothing herein shall require the Agent to accept Electronic Signatures in any form or format without its prior written consent. For purposes hereof, “Electronic Signature” means electronic symbol or process attached to, or associated with, a contract or other record and adopted by a person or entity with the intent to sign, authenticate or accept such contract or record.
SECTION 8.12.     Waiver of Jury Trial. EACH BORROWER, THE AGENT AND EACH BANK IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG ANY OF THE PARTIES HERETO ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY NOTE. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.
SECTION 8.13.     USA Patriot Act Notification. The following notification is provided to the Borrowers pursuant to Section 326 of the USA Patriot Act and is effective for the Agent and each of the Banks:
IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government of the United States of America fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each Person that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. Accordingly, when any Borrower opens an account, the Agent and the Banks will ask for the Borrower’s name, tax identification number (if applicable), business address, and other information that will allow the Agent and the Banks to identify such Borrower. The Agent and the Banks may also ask to see such Borrower’s legal organizational documents or other identifying documents.
SECTION 8.14.     Confidentiality. Each of the Agent and each Bank agrees to maintain the confidentiality of the Information (as defined below) in accordance with its customary procedures, so long as such procedures provide for a reasonable standard of care (with such standard of care being at least the same standard of care as such Person would exercise to maintain the confidentiality of its own confidential information), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective managers, administrators, trustees, partners, directors, members, officers, employees, agents, advisors and other representatives who are involved in the transactions contemplated hereby or otherwise have a need to know (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required, in the reasonable determination of the disclosing party, by any regulatory authority purporting to have jurisdiction over it or its Affiliates (including any self-regulatory authority, such as the National Association of Insurance Commissioners) including in connection with any pledge or assignment permitted under Section 8.07(f), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the administration of the facility and the exercise of any remedies hereunder, or under any other document related to or executed in connection herewith or therewith or any action or proceeding relating to this Agreement, or any other document related to or executed in connection herewith or therewith or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section (except that such agreement shall not contain the exceptions listed in (i) through (iv) of this clause (f)), to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective party (or its managers, administrators, trustees, partners, members, directors, officers, employees, agents, advisors and other representatives), surety, reinsurer, guarantor or credit liquidity enhancer (or their advisors) to or in connection with any swap, derivative or other similar transaction under which payments are to be made by reference to this Agreement, the obligations of the Borrowers hereunder or payments hereunder, (iii) to any rating agency when required by it (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), or (iv) the CUSIP Service Bureau or any similar organization (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (g) with the consent of the Borrowers or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or any other breach of an obligation of confidentiality or (y) becomes available to the Agent, any Bank, or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers.
For purposes of this Section, “Information” means all information received from the Borrowers or any of their respective Subsidiaries relating to the Borrowers or any of their respective Subsidiaries or any of their respective businesses, other than any such information that is available to the Agent and any Bank on a nonconfidential basis prior to disclosure by the Borrowers or any of their respective Subsidiaries, provided that, in the case of information received from the Borrowers or any of their respective Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information, but in no event less than a reasonable degree of care.

SECTION 8.15.     Treatment of Information.Certain of the Banks may enter into this Agreement and take or not take action hereunder or thereunder on the basis of information that does not contain Restricting Information. Other Banks may enter into this Agreement and take or not take action hereunder or thereunder on the basis of information that may contain Restricting Information. Each Bank acknowledges that United States federal and state securities laws prohibit any person from purchasing or selling securities on the basis of material, non-public information concerning an issuer of such securities or, subject to certain limited exceptions, from communicating such information to any other Person. Neither the Agent nor any of its Related Parties shall, by making any Communications (including Restricting Information) available to a Bank, by participating in any conversations or other interactions with a Bank or otherwise, make or be deemed to make any statement with regard to or otherwise warrant that any such information or Communication does or does not contain Restricting Information nor shall the Agent or any of its Related Parties be responsible or liable in any way for any decision a Bank may make to limit or to not limit its access to Restricting Information. In particular, none of the Agent nor any of its Related Parties (i) shall have, and the Agent, on behalf of itself and each of its Related Parties, hereby disclaims, any duty to ascertain or inquire as to whether or not a Bank has or has not limited its access to Restricting Information, such Bank’s policies or procedures regarding the safeguarding of material, nonpublic information or such Bank’s compliance with applicable laws related thereto or (ii) shall have, or incur, any liability to any Borrower or Bank or any of their respective Related Parties arising out of or relating to the Agent or any of its Related Parties providing or not providing Restricting Information to any Bank.
(a)    Each Borrower agrees that (i) all Communications it provides to the Agent intended for delivery to the Banks whether by posting to the Approved Electronic Platform or otherwise shall be clearly and conspicuously marked “PUBLIC” if such Communications do not contain Restricting Information which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (ii) by marking Communications “PUBLIC,” each Borrower shall be deemed to have authorized the Agent and the Banks to treat such Communications as either publicly available information or not material information (although, in this latter case, such Communications may contain sensitive business information and, therefore, remain subject to the confidentiality undertakings of Section 8.14) with respect to such Borrower or its securities for purposes of United States Federal and state securities laws, (iii) all Communications marked “PUBLIC” may be delivered to all Banks and may be made available through a portion of the Approved Electronic Platform designated “Public Side Information,” and (iv) the Agent shall be entitled to treat any Communications that are not marked “PUBLIC” as Restricting Information and may post such Communications to a portion of the Approved Electronic Platform not designated “Public Side Information.” Neither the Agent nor any of its Affiliates shall be responsible for any statement or other designation by an Borrower regarding whether a Communication contains or does not contain material non-public information with respect to any of the Borrowers or their securities nor shall the Agent or any of its Affiliates incur any liability to any Borrower, any Bank or any other Person for any action taken by the Agent or any of its Affiliates based upon such statement or designation, including any action as a result of which Restricting Information is provided to a Bank that may decide not to take access to Restricting Information. Nothing in this Section 8.15 shall modify or limit a Bank’s obligations under Section 8.14 with regard to Communications and the maintenance of the confidentiality of or other treatment of Information.
(b)    Each Bank acknowledges that circumstances may arise that require it to refer to Communications that might contain Restricting Information. Accordingly, each Bank agrees that it will nominate at least one designee to receive Communications (including Restricting Information) on its behalf and identify such designee (including such designee’s contact information) on such Bank’s Administrative Questionnaire. Each Bank agrees to notify the Agent from time to time of such Bank’s designee’s e-mail address to which notice of the availability of Restricting Information may be sent by electronic transmission.
(c)    Each Bank acknowledges that Communications delivered hereunder may contain Restricting Information and that such Communications are available to all Banks generally. Each Bank that elects not to take access to Restricting Information does so voluntarily and, by such election, acknowledges and agrees that the Agent and other Banks may have access to Restricting Information that is not available to such electing Bank. None of the Agent nor any Bank with access to Restricting Information shall have any duty to disclose such Restricting Information to such electing Bank or to use such Restricting Information on behalf of such electing Bank, and shall not be liable for the failure to so disclose or use, such Restricting Information.
(d)    The provisions of the foregoing clauses of this Section 8.15 are designed to assist the Agent, the Banks and the Borrowers, in complying with their respective contractual obligations and applicable law in circumstances where certain Banks express a desire not to receive Restricting Information notwithstanding that certain Communications hereunder or other information provided to the Banks hereunder or thereunder may contain Restricting Information. Neither the Agent nor any of its Related Parties warrants or makes any other statement with respect to the adequacy of such provisions to achieve such purpose nor does the Agent or any of its Related Parties warrant or make any other statement to the effect that Borrower’s or Bank’s adherence to such provisions will be sufficient to ensure compliance by such Borrower or Bank with its contractual obligations or its duties under applicable law in respect of Restricting Information and each of the Banks and each Borrower assumes the risks associated therewith.
SECTION 8.16.     [Intentionally Omitted].
SECTION 8.17.     No Fiduciary Duty. The Agent, each Bank and their Affiliates (collectively, solely for purposes of this paragraph, the “Banks”), may have economic interests that conflict with those of the Borrowers, their stockholders and/or their affiliates. The Borrowers agree that nothing in the Agreement and the related documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Bank, on the one hand, and the Borrowers, their stockholders or their affiliates, on the other. Each Borrower acknowledges and agrees that (i) the transactions contemplated by the Agreement and the related documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Banks, on the one hand, and such Borrower, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Bank has assumed an advisory or fiduciary responsibility in favor of the Borrower, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Bank has advised, is currently advising or will advise such Borrower, its stockholders or its affiliates on other matters) or any other obligation to such Borrower except the obligations expressly set forth in the Agreement and the related documents and (y) each Bank is acting solely as principal and not as the agent or fiduciary of such Borrower, its management, stockholders, creditors or any other Person. Each Borrower acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Borrower agrees that it will not claim that any Bank has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Bank, in connection with such transaction or the process leading thereto.
SECTION 8.18.     Arrangers. Any Affiliate of an Arranger may provide the services of an Arranger for the transactions contemplated hereunder.
SECTION 8.19.     Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in this Agreement or in any other agreement, arrangement or understanding among any such parties, each party hereto and thereto acknowledges that any liability of any Affected Financial Institution arising under this Agreement may be subject to the Write-Down and Conversion Powers of an applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an Affected Resolution Authority to any such liabilities arising hereunder or thereunder which may be payable to it by any party hereto or thereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any applicable Resolution Authority.

The remainder of this page is intentionally blank; signature pages follow.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or representatives thereunto duly authorized, as of the date first above written.
CATERPILLAR INC.
By /s/ Richard D. Moore
Name: Richard D. Moore
Title: Corporate Treasurer
CATERPILLAR FINANCIAL
SERVICES CORPORATION
By /s/ Patrick T. McCartan
Name: Patrick T. McCartan
Title: Executive Vice President and Chief Financial Officer

CITIBANK, N.A., as Agent
By /s/ Susan Olsen
Name: Susan Olsen
Title: Vice President

Banks
CITIBANK, N.A.

By /s/ Susan Olsen
Name: Susan Olsen
Title: Vice President

Domestic Lending Office:
Citibank, N.A.
1 Penns Way, Ops II
New Castle, DE 19720
                        Attention: Securities Processing Analyst
                        Phone: (201) 751-7566
                        Fax: gloriginationops@citi.com

Eurocurrency Lending Office:
Citibank, N.A.
1 Penns Way, Ops II
    New Castle, DE 19720
    Attention: Securities Processing Analyst
Phone: (201) 751-7566
    Fax: gloriginationops@citi.com
BANK OF AMERICA, N.A.

By /s/ Brian Lukehart
Name: Brian Lukehart
Title: Director

Domestic Lending Office:
Bank of America, N.A.
540 West Madison Street
Chicago, IL 60661
Attn: Manish Thakur
Phone: 415-436-3685 Ext 66850
Fax: 972-728-4373

Eurocurrency Lending Office:
Bank of America Merrill Lynch
International Designated Activity Company
26 Elmfield Road
Bromley, Kent, BR1 1LR,
United Kingdom
Attn:  Kevin Grubb / Adi Khambata
Phone: +44-208-313-2655 / 44-208-695-3389
Fax:     +44-208-313-2140

JPMORGAN CHASE BANK, N.A.

By /s/ Jonathan R. Bennett
Name: Jonathan R. Bennett
Title: Executive Director

Domestic Lending Office:
JPMorgan Chase Bank, N.A.
500 Stanton Christiana Road
NCC 5, 1st Floor
Newark, DE 19713
                        Attention: Vithal Giri
                        Email: na_cpg@jpmorgan.com

Eurocurrency Lending Office:
JPMorgan Chase Bank, N.A.
500 Stanton Christiana Road
NCC 5, 1st Floor
Newark, DE 19713
                        Attention: European Loan Ops
                        Email: European.Loan.Operations@jpmorgan.com
SOCIÉTÉ GÉNÉRALE

By /s/ Kimberly Metzger
Name: Kimberly Metzger
Title: Director

Domestic Lending Office:
SOCIÉTÉ GÉNÉRALE
245 Park Avenue
New York, NY 10167
Attention: Loan Servicing Group
Phone: 201-839-8450
Fax: 201-839-8115

Eurocurrency Lending Office:
SOCIÉTÉ GÉNÉRALE
245 Park Avenue
New York, NY 10167
Attention: Loan Servicing Group
Phone: 201-839-8450
Fax: 201-839-8115

With a Copy To:

SOCIÉTÉ GÉNÉRALE, Chicago Branch
425 Financial Place
Suite 2400
Chicago, IL 60605
Attention: Kimberly Metzger
Phone: 312-894-6235
Fax: 312-894-6201

MUFG UNION BANK, N.A.

By /s/ Mark Maloney
Name: Mark Maloney
Title: Authorized Signatory

Domestic Lending Office:
MUFG Union Bank, N.A.
445 S. Figueroa Street
Los Angeles, CA 90071
Attention: U.S. Wholesale Banking
Timothy Cassidy
Phone:     312-696-4668
Fax:     323-724-6198 with a copy to
312-696-4535

Eurocurrency Lending Office:
MUFG Union Bank, N.A.
445 S. Figueroa Street
Los Angeles, CA 90071
Attention: U.S. Wholesale Banking
Timothy Cassidy
Phone:     312-696-4668
Fax:     323-724-6198 with a copy to
312-696-4535

BNP PARIBAS

By /s/ Nader Tannous
Name: Nader Tannous
Title: Managing Director

By /s/ Todd Grossnickle
    Name: Todd Grossnickle
    Title: Director

Domestic Lending Office:
BNP Paribas
155 N. Wacker Drive, Suite 4450
Chicago, IL 60606
Attention: Nader Tannous
Phone: 312-977-1382
Fax:      312-977-1380

Eurocurrency Lending Office:
BNP Paribas
155 N. Wacker Drive, Suite 4450
Chicago, IL 60606
Attention: Nader Tannous
Phone: 312-977-1382
Fax:      312-977-1380

THE HONGKONG AND SHANGHAI BANKING
CORPORATION LIMITED

By /s/ Salmina Azmi
Name: Salmina Azmi
Title: Associate, Global Banking

Domestic Lending Office:
The Hongkong and Shanghai Banking Corporation Limited
HSBC Main Building
1 Queen’s Road Central
Hong Kong
Attention: Salmina Azmi
Phone: +852 2288 3755
Fax:    +852 3418 7052

Eurocurrency Lending Office:
The Hongkong and Shanghai Banking Corporation Limited
HSBC Main Building
1 Queen’s Road Central
Hong Kong
Attention: Salmina Azmi
Phone: +852 2288 3755
Fax:    +852 3418 7052

TORONTO-DOMINION BANK, NEW YORK BRANCH

By /s/ Brian MacFarlane
Name: Brian MacFarlane
Title: Authorized Signatory

Domestic Lending Office:
The Toronto-Dominion Bank, New York Branch
                        31 West 52nd Street
                        New York, New York 10019
                        Attention: Brian Pirotta
                        Phone: 416-982-7744
                        Fax: 416-983-0003

Eurocurrency Lending Office:
The Toronto-Dominion Bank, New York Branch
                        31 West 52nd Street
                        New York, New York 10019
                        Attention: Brian Pirotta
                        Phone: 416-982-7744
                        Fax: 416-983-0003

SUMITOMO MITSUI BANKING CORPORATION

By: /s/ Jun Ashley
Name: Jun Ashley
Title: Director

Domestic Lending Office:
Sumitomo Mitsui Banking Corporation, New York Branch
277 Park Avenue, 4th Floor
New York, NY 10017
Attention: Thomas Carroll
Phone: (212) 829-3657
Eurocurrency Lending Office:
Sumitomo Mitsui Banking Corporation, New York Branch
277 Park Avenue, 6th Floor
New York, NY 10017
Attention: Thomas Carroll
Phone: (212) 829-3657

U.S. BANK NATIONAL ASSOCIATION

By /s/ James N. DeVries
Name: James N. DeVries
Title: Senior Vice President

Domestic Lending Office:
U.S. Bank National Association
190 S. LaSalle Street, 9th Floor
Chicago, IL 60604
Attention: James N. DeVries
Phone: 312-325-8885
Fax:    312-325-8754

Eurocurrency Lending Office:
U.S. Bank National Association
190 S. LaSalle Street, 9th Floor
Chicago, IL 60604
Attention: James N. DeVries
Phone: 312-325-8885
Fax:    312-325-8754

THE BANK OF NOVA SCOTIA

By /s/ David Vishny
Name: David Vishny
Title: Managing Director

Domestic Lending Office:
The Bank of Nova Scotia
44 King Street West
Toronto, ON
M5H1H1, Canada
Attention: Rachelle Duncan
Phone: 212-225-5705
Fax:      212-225-5709

Eurocurrency Lending Office:
The Bank of Nova Scotia
44 King Street West-
Toronto, ON
M5H1H1, Canada
Attention: Rachelle Duncan
Phone: 212-225-5705
Fax:      212-225-5709

COMMERZBANK AG, NEW YORK BRANCH

By /s/ Matthew Ward
Name: Matthew Ward
Title: Director

By /s/ Robert Sullivan
    Name: Robert Sullivan
    Title: Vice President

Domestic Lending Office:
Commerzbank AG, New York Branch
225 Liberty Street
New York, NY 10281-1050
Attention: Patrick Hartweger
Phone: 212-266-7726
Fax:     212-266-7565

Eurocurrency Lending Office:
Commerzbank AG, New York Branch
225 Liberty Street
New York, NY 10281-1050
Attention: Patrick Hartweger
Phone: 212-266-7726
Fax:     212-266-7565

STANDARD CHARTERED BANK

By /s/ James Beck
Name: James Beck
Title: Associate Director

Domestic Lending Office:
Standard Chartered Bank
1095 Avenue of the Americas, 37th Floor
New York, NY 10036
Attention: Kevin Fox
Phone: 201-706-5313
Fax: 201-706-6722

Eurocurrency Lending Office:
Standard Chartered Bank
1095 Avenue of the Americas, 37th Floor
New York, NY 10036
Attention: Kevin Fox
Phone: 201-706-5313
Fax: 201-706-6722

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

By /s/ Cynthia Dioquino
Name: Cynthia Dioquino
Title: Associate Director

Domestic Lending Office:
Australia and New Zealand Banking Group
Limited
277 Park Avenue, 31st Floor
New York, NY 10172

Attention: Chandan Amarnath/Penny (Yi) Dong
Phone:     212-801-9779/9778
Fax:     212-536-9265

Eurocurrency Lending Office:
Australia and New Zealand Banking Group
Limited
277 Park Avenue, 31st Floor
New York, NY 10172

Attention: Chandan Amarnath/Penny (Yi) Dong
Phone:     212-801-9779/9778

Fax:	212-536-9265

THE NORTHERN TRUST COMPANY

By /s/ Keith L. Burson
Name: Keith L. Burson
Title: Senior Vice President

Domestic Lending Office:
The Northern Trust Company
50 S. LaSalle Street
Chicago, IL 60603
Attention: Keith L. Burson
Phone:     312-444-3099
Fax:    312-557-1425

Eurocurrency Lending Office:
The Northern Trust Company
50 S. LaSalle Street
Chicago, IL 60603
Attention: Keith L. Burson
Phone:     312-444-3099
Fax:    312-557-1425

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH

By /s/ Brian Crowley
Name: Brian Crowley
Title: Managing Director

By /s/ Miriam Trautmann
    Name: Miriam Trautmann
    Title: Senior Vice President

Domestic Lending Office:
Banco Bilbao Vizcaya Argentaria, S.A.
New York Branch
1345 Avenue of the Americas, 44th Floor
New York, NY 10105
Attention: Giovanni Del Toro
Phone:     212-728-1622
Fax:

Eurocurrency Lending Office:

Banco Bilbao Vizcaya Argentaria, S.A.
New York Branch
1345 Avenue of the Americas, 44th Floor
New York, NY 10105
Attention: Giovanni Del Toro
Phone:     212-728-1622

LLOYDS BANK CORPORATE MARKETS PLC

By /s/ Kamala Basdeo
Name: Kamala Basdeo
Title: Assistant Vice President

By /s/ Tina Wong
        Name: Tina Wong
        Title: Assistant Vice President
Domestic Lending Office:
Lloyds Bank Corporate Markets plc
1095 Avenue of the Americas, 34th Floor
New York, NY 10036
Attention: Carmen Pitts/Eric Ortiz
Phone:    212-895-9541 / 464-746-2676
Fax:    212-479-2807 / 212-930-5033

Eurocurrency Lending Office:
Lloyds Bank Corporate Markets plc
1095 Avenue of the Americas, 34th Floor
New York, NY 10036
Attention: Carmen Pitts/Eric Ortiz
Phone:    212-895-9541 / 464-746-2676
Fax:    212-479-2807 / 212-930-5033

WESTPAC BANKING CORPORATION

By /s/ Daniel Sutton
Name: Daniel Sutton
Title: Tier Two Attorney

Domestic Lending Office:
Westpac Banking Corporation
575 Fifth Avenue, 39th Floor
New York, NY 10017
Attention: Daniel Sutton
Phone: 212-551-1977
Fax:

Eurocurrency Lending Office:
Westpac Banking Corporation
575 Fifth Avenue, 39th Floor
New York, NY 10017
Attention: Daniel Sutton
Phone: 212-551-1977
Fax:

SCHEDULE I
COMMITMENTS

BANK	COMMITMENT	REVOLVING CREDIT COMMITMENT
Citibank, N.A.	$500,000,000.00	$500,000,000.00
Bank of America, N.A.	$500,000,000.00	$500,000,000.00
JPMorgan Chase Bank, N.A.	$500,000,000.00	$500,000,000.00
Société Générale	$500,000,000.00	$500,000,000.00
MUFG Union Bank, N.A.	$300,000,000.00	$300,000,000.00
BNP Paribas	$200,000,000.00	$200,000,000.00
The Hongkong and Shanghai Banking Corporation Limited	$200,000,000.00	$200,000,000.00
Sumitomo Mitsui Banking Corporation	$200,000,000.00	$200,000,000.00
Toronto-Dominion Bank, New York Branch	$200,000,000.00	$200,000,000.00
U.S. Bank National Association	150,000,000,00	$150,000,000.00
The Bank of Nova Scotia	$125,000,000.00	$125,000,000.00
Commerzbank AG, New York Branch	$100,000,000.00	$100,000,000.00
Standard Chartered Bank	$100,000,000.00	$100,000,000.00
Australia and New Zealand Banking Group Limited	$75,000,000.00	$75,000,000.00
The Northern Trust Company	$75,000,000.00	$75,000,000.00
Banco Bilbao Vizcaya Argentaria, S.A. New York Branch	$50,000,000.00	$50,000,000.00
Lloyds Bank Corporate Markets plc	$50,000,000.00	$50,000,000.00
Westpac Banking Corporation	$50,000,000.00	$50,000,000.00
Total	$3,875,000,000.00	$3,875,000,000.00

SCHEDULE II
COMMITMENT FEE AND APPLICABLE MARGIN TABLE

Basis for Pricing	Level 1	Level II	Level III	Level IV	Level V
	If the long-term senior, unsecured debt of Caterpillar or CFSC, as applicable, is rated at least AA- by Standard & Poor’s or at least Aa3 by Moody’s	If the long-term senior, unsecured debt of Caterpillar or CFSC, as applicable, is rated at least A+ by Standard & Poor’s or at least A1 by Moody’s	If the long-term senior, unsecured debt of Caterpillar or CFSC, as applicable, is rated at least A by Standard & Poor’s or at least A2 by Moody’s	If the long-term senior, unsecured debt of Caterpillar or CFSC, as applicable, is rated at least A- by Standard & Poor’s or at least A3 by Moody’s	If the long-term senior, unsecured debt of Caterpillar or CFSC, as applicable, is rated lower than Level IV by Standard & Poor’s and Moody’s
Commitment Fee Rate	0.20%	0.25%	0.30%	0.35%	0.40%
Applicable Margin for Eurocurrency Rate Advances	1.00%	1.125%	1.25%	1.50%	1.75%
Applicable Margin for Base Rate Advances	0.00%	0.125%	0.25%	0.50%	0.75%

EXHIBIT A
FORM OF NOTE
Dated: __________, 20__
FOR VALUE RECEIVED, the undersigned, [Caterpillar Inc./Caterpillar Financial Services Corporation] (the “Borrower”), HEREBY PROMISES TO PAY to the order of _________________________________________________________________

_________________________________________________________________

________________________________ (the “Bank”) for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the principal amount of each Advance (as defined below) made by the Bank to the Borrower pursuant to the Credit Agreement (as defined below) on the last day of the Interest Period (as defined in the Credit Agreement) occurring on or prior to the Facility Termination Date (as defined in the Credit Agreement) for such Advance.
The Borrower promises to pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.
Both principal and interest are payable in the currency and to the office of the Agent specified pursuant to the Credit Agreement, in same day funds. Each Advance made by the Bank to the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Bank and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.
This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement (Short-Term Facility) dated as of April 21, 2020, as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Credit Agreement”) among the Borrower, [names of the other Borrowers under the Credit Agreement] (together with the Borrower, the “Borrowers”), the Bank and certain other banks parties thereto, and Citibank, N.A., as Agent for the Bank and such other banks. The Credit Agreement, among other things, (i) provides for the making of advances (the “Advances”) by the Bank to the Borrowers from time to time in an aggregate amount not to exceed at any time such Bank’s Commitment (as defined in the Credit Agreement) at such time (the indebtedness of the Borrower resulting from each such Advance to the Borrower being evidenced by this Promissory Note), and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.
The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.
This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York, United States (without regard for conflict of law principles that would result in the application of any law other than the internal law of the State of New York).
[CATERPILLAR INC./CATERPILLAR
FINANCIAL SERVICES CORPORATION]

By
Title:

ADVANCES, MATURITIES, AND PAYMENTS OF PRINCIPAL

Date	Type of Advance	Currency and Amount of Advance	Maturity of Advance	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

EXHIBIT B-1
FORM OF NOTICE OF REVOLVING CREDIT BORROWING
Citibank, N.A., as Agent
for the Banks parties
to the Credit Agreement
referred to below
1615 Brett Rd., Building No. 3
New Castle, Delaware 19720
Attention: Bank Loan Syndications
Citibank, N.A.
388 Greenwich Street
New York, New York 10013
Attention: Lisa Stevens Harary
Ladies and Gentlemen:
The undersigned, [Caterpillar Inc./Caterpillar Financial Services Corporation], refers to the Credit Agreement (Short-Term Facility) dated as of April 21, 2020, as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Credit Agreement,” the terms defined therein being used herein as therein defined), among the undersigned, [names of the other Borrowers under the Credit Agreement], certain Banks parties thereto, and Citibank, N.A., as Agent for said Banks, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Revolving Credit Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Revolving Credit Borrowing (the “Proposed Revolving Credit Borrowing”) as required by Section 2.02(a) of the Credit Agreement:
(iv)    The Business Day of the Proposed Revolving Credit Borrowing is __________, 20__.
(v)    The Type of Revolving Credit Advances comprising the Proposed Revolving Credit Borrowing is [Base Rate Advances] [Eurocurrency Rate Advances].
(vi)    The currency of the Proposed Revolving Credit Borrowing is ______.
(vii)    The aggregate amount of the Proposed Revolving Credit Borrowing is $__________.
(viii)    The Interest Period for each Advance made as part of the Proposed Revolving Credit Borrowing is [30 days] [_____ month[s]].
(ix)    The proceeds of the Proposed Revolving Credit Borrowing should be remitted in same day funds to [Account Number, Bank Name, Account Name, ______].
The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Revolving Credit Borrowing:
(A)    the representations and warranties contained in Section 4.01 [(excluding those contained in the second sentence of subsection (e) and in subsection (f) thereof)] [(excluding those contained in the second sentence of subsection (e) thereof)] [and Section 4.02] are correct, before and after giving effect to the Proposed Revolving Credit Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and
(B)    no event has occurred and is continuing, or would result from such Proposed Revolving Credit Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default with respect to any Borrower [or would constitute an Event of Default with respect to any Borrower but for the requirement that notice be given or time elapse or both].
Very truly yours,

[CATERPILLAR INC./CATERPILLAR
FINANCIAL SERVICES CORPORATION]

By
Title:

EXHIBIT B-2
FORM OF NOTICE OF ALLOCATION
Citibank, N.A., as Agent
for the Banks parties
to the Credit Agreement
referred to below
1615 Brett Rd., Building No. 3
New Castle, Delaware 19720
Attention: Bank Loan Syndications
Citibank, N.A.
388 Greenwich Street
New York, New York 10013
Attention: Lisa Stevens Harary
Ladies and Gentlemen:
The undersigned, Caterpillar Inc., as Borrower Agent on behalf of itself and Caterpillar Financial Services Corporation, refers to the Credit Agreement (Short-Term Facility), dated as of April 21, 2020, as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Credit Agreement,” the terms defined therein being used herein as therein defined), among the Borrowers, certain Banks parties thereto, and Citibank, N.A., as Agent for said Banks, and hereby gives you notice, pursuant to Section 2.01(b) of the Credit Agreement that the Borrowers request a re-allocation of the Total Commitment, and in that connection sets forth below the information relating to such re‑allocation as required by Section 2.01(b) of the Credit Agreement:
(i)    The Business Day of the proposed re-allocation is ________, 20__.
(ii)    The Allocation for each of Caterpillar Inc. and Caterpillar Financial Services Corporation after giving effect to such re-allocation is as follows:
Borrower                    Allocation
Caterpillar Inc.                        $________
Caterpillar Financial Services Corporation            $________

Very truly yours,

CATERPILLAR INC.

By: __________________________
    Title:

EXHIBIT C
FORM OF ASSIGNMENT AND ACCEPTANCE
Dated _______________, 20__
Reference is made to the Credit Agreement (Short-Term Facility) dated as of April 21, 2020, as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Credit Agreement”) among Caterpillar Inc. and Caterpillar Financial Services Corporation (the “Borrowers”), the Banks (as defined in the Credit Agreement), and Citibank, N.A., as Agent for the Banks (the “Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meaning.
_____________ (the “Assignor”) and ___________________ (the “Assignee”) agree as follows:
1.    The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, the percentage interest specified on Schedule 1 hereto in and to all of the Assignor’s rights and obligations under the Credit Agreement as of the date hereof (after giving effect to any other assignments thereof made prior to the date hereof, whether or not such assignments have become effective, but without giving effect to any other assignments thereof also made on the date hereof), including, without limitation, such percentage interest in (i) the Assignor’s Commitment and Revolving Credit Commitment, which on the date hereof (after giving effect to any other assignments thereof made prior to the date hereof, whether or not such assignments have become effective, but without giving effect to any other assignments thereof also made on the date hereof) are in the dollar amounts specified as the Assignor’s Commitment and Revolving Credit Commitment on Schedule 1 hereto, which Commitment is allocated between Caterpillar and CFSC, the Assignor’s Allocated Commitment for each such Borrower as of the date hereof being set forth on Schedule 1 hereto; (ii) the aggregate outstanding principal amount of Advances owing to the Assignor by each Borrower, which on the date hereof (after giving effect to any other assignments thereof made prior to the date hereof, whether or not such assignments have become effective, but without giving effect to any other assignments thereof also made on the date hereof) is in the dollar amount specified as the aggregate outstanding principal amount of Advances owing to the Assignor from such Borrower on Schedule 1 hereto; and (iii) the Notes, if any, held by the Assignor.
2.    The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the Notes, if any, referred to in paragraph 1 above and requests that the Agent exchange each such Note from each Borrower for a new Note executed by such Borrower payable to the order of the Assignee or new Notes executed by such Borrower payable to the order of the Assignee and the Assignor, as applicable.
3.    Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Agent for acceptance by the Agent. The effective date of this Assignment and Acceptance shall be the date of acceptance thereof by the Agent, unless a later date therefor is specified on Schedule 1 hereto (the “Effective Date”).
4.    Upon such acceptance by the Agent, as of the Effective Date, (i) the Assignee shall, in addition to the rights and obligations under the Credit Agreement held by it immediately prior to the Effective Date, have the rights and obligations under the Credit Agreement that have been assigned to it pursuant to this Assignment and Acceptance and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.
5.    Upon such acceptance by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes, if any, in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest, and Commitment Fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes, if any, for periods prior to the Effective Date directly between themselves.
6.    This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York (without regard for conflict of law principles that would result in the application of any law other than the internal law of the State of New York).
IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on Schedule 1 hereto.

Schedule 1
to
Assignment and Acceptance
Dated __________, 20__
Section  1.
Percentage Interest:                        __________%
Assignor’s Commitment:                    $_________
Assignor’s Revolving Credit Commitment:            $_________
(a) Allocated Commitment
        to Caterpillar                     $_________
(b) Allocated Commitment
        to CFSC                         $_________
Aggregate Outstanding Principal
Amount of Revolving Credit Advances owing to the
    Assignor by:
(a) Caterpillar                             $_________
(b) CFSC                                 $_________
Section  2.
Notes, if any, payable to the order
    of the Assignee
(a) Borrower: Caterpillar
Dated:    _____________, 20__
(b) Borrower: CFSC
Dated:    _____________, 20__
Notes, if any, payable to the order
    of the Assignor
(a) Borrower: Caterpillar
Dated:    _____________, 20__
(b) Borrower: CFSC
Dated:    _____________, 20__
Section  3.
Effective Date :                        ________, 20__
Section  4.
Domestic Lending Office                    ______________
Eurocurrency Lending Office                    ______________
[NAME OF ASSIGNOR]
By:___________________________
Title:
[NAME OF ASSIGNEE]
By:___________________________
Title:
Consented to and Accepted this _____ day
of _________________, 20__

[NAME OF AGENT], as Agent
By:___________________________
Title:

Agreed to this    _____ day
of _____________, 20__
CATERPILLAR INC.
By:___________________________
Title:
CATERPILLAR FINANCIAL SERVICES CORPORATION
By:___________________________
Title:

EXHIBIT D
FORM OF OPINION OF COUNSEL
FOR EACH OF CATERPILLAR AND CFSC
[Closing Date]
To the Banks listed on Schedule I hereto
and to Citibank, N.A., as Agent

Re: [Name of Applicable Borrower]

Ladies and Gentlemen:
I am in-house counsel for [Name of Applicable Borrower], a Delaware corporation (the “Borrower”), and give this opinion pursuant to Section 3.01(d) of the Credit Agreement (Short-Term Facility) dated as of April 21, 2020 (the “Credit Agreement”), among the Borrower, [Caterpillar Inc./Caterpillar Financial Services Corporation], the Banks parties thereto, and Citibank, N.A., as Agent for said Banks. Terms defined in the Credit Agreement are used herein as therein defined.
I have examined the Credit Agreement; the documents furnished by the Borrower pursuant to Article III of the Credit Agreement; the [[Restated] Certificate of Incorporation] of the Borrower and any amendments thereto, as currently in effect (the “Charter”); and the [bylaws] of the Borrower and any amendments thereto, as currently in effect (the “Bylaws”). In addition, I have examined the originals, or copies certified to my satisfaction, of such other corporate records of the Borrower, certificates of public officials, and agreements, instruments and other documents, and have conducted such other investigations of fact and law, as I have deemed necessary or advisable for purposes of this opinion letter.
In rendering my opinion, I have assumed the due authorization, execution and delivery of each document referred to herein by all parties to such document other than the Borrower.
Based upon the foregoing, and subject to the comments and qualifications set forth below, it is my opinion that:
1.    The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to transact business and is in good standing as a foreign corporation in each of the jurisdictions listed in Schedule II to this opinion letter.
2.    The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes to be executed by it are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not contravene, or constitute a default under (i) the Charter or the Bylaws or (ii) in any material respect, the General Corporation Law of the State of Delaware or any United States Federal or [New York State][Tennessee] law, rule or regulation applicable to the Borrower (I express no opinion relating to the United States federal securities laws or any state securities or Blue Sky laws), (iii) any agreement filed as an exhibit to the Borrower’s annual report on Form 10-K, filed with the U.S. Securities and Exchange Commission (the “Commission”) on February 14, 2019, or any agreement filed or incorporated by reference as an exhibit to a filing of the Borrower under Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, with the Commission from February 14, 2019 up to and including the date hereof, or (iv) any material judgment, injunction order or decree binding upon the Borrower.
3.    No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body of the United States[,][or] the State of Delaware [or the State of New York] that in my experience would normally be applicable to general business entities is required for the execution, delivery and performance by the Borrower of the Credit Agreement and the Notes to be executed by it (but I express no opinion relating to any state securities or Blue Sky laws).
4.    The Credit Agreement and its Notes have been duly executed and delivered by a duly authorized officer of the Borrower. Assuming that the Agent and each Bank party to the Credit Agreement as of the date hereof have duly executed and delivered the Credit Agreement and that each such Bank has notified the Agent that such Bank has executed the Credit Agreement, the Notes executed and delivered by the Borrower on or prior to the date hereof are, and any other Notes when executed and delivered by the Borrower pursuant to the terms of the Credit Agreement will be, the valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.
5.    There is no pending or, to my actual knowledge, threatened action or proceeding affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, which purports to affect the legality, validity or enforceability of the Credit Agreement or any Note or which is reasonably likely to materially adversely affect (i) the financial condition or operations of the Borrower and its consolidated Subsidiaries taken as a whole or (ii) the ability of the Borrower to perform its obligations under the Credit Agreement and the Notes to be executed by it.
Insofar as the foregoing opinions relate to the valid existence and good standing of the Borrower, they are based solely on the certificates from public officials attached hereto as Exhibit A. Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Borrower, such opinions are subject to (i) applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and (ii) limitations under applicable law or public policy on waivers of rights or defenses.
I express no opinion as to (i) Sections 2.13 and 8.05 of the Credit Agreement, insofar as they provide that any Bank purchasing a participation from another Bank pursuant thereto may exercise set-off or similar rights with respect to such participation or that any Affiliate of a Bank may exercise set-off or similar rights with respect to such Bank’s claims under the Credit Agreement or the Notes; (ii) Section 2.12(c), 7.09 or 8.04(c), to the extent that any such section may be construed as requiring indemnification with respect to a claim, damage, liability or expense incurred as a result of any violation of law by a Bank or the Agent; (iii) Section 8.08(c) of the Credit Agreement, insofar as such provision relates to the subject matter jurisdiction of the United States District Court to adjudicate any controversy related to the Credit Agreement; or (iv) Sections 8.10 or 8.12, the last sentence of Section 8.08(b) of the Credit Agreement or (v) clauses (B) and (C) of Section 8.08(c) of the Credit Agreement, insofar as either such clause relates to the submission to jurisdiction in any Illinois State or United States federal court sitting in Chicago, Illinois (and any appellate court hearing appeals from any such court) or any United States federal court sitting in Nashville, Tennessee (and any appellate court hearing appeals from any such court), as applicable.
For the purposes of my opinion above as it pertains to the enforceability of the provisions contained in Section 8.08 of the Credit Agreement pursuant to which the parties thereto agree that the laws of the State of New York shall govern such documents, I have assumed that the parties did not enter into any of the agreements described herein with knowledge or deliberate ignorance of the illegality of such document in its place of performance.
[For Cat Financial:][I am qualified to practice law in the State of Tennessee and do not purport to be an expert on, or to express any opinion concerning, any laws other than the law of the State of Tennessee, the General Corporation Law of the State of Delaware and the federal law of the United States. Insofar as the opinions expressed in paragraphs 2, 3 and 4 above relate to matters which are governed by the laws of the State of New York, I have assumed for purposes of rendering such opinions that the applicable laws of the State of New York are substantially identical to the laws of the State of Tennessee.]
[For Caterpillar Inc.:] [In rendering the opinion in numbered paragraph 2, I have assumed that to the extent any document referred to in clause (iii) of numbered paragraph 2 is governed by the law of a jurisdiction other than those referred to in the following paragraph, such document would be interpreted in accordance with its plain meaning.]
[The foregoing opinions are limited to the federal law of the United States of America, the law of the State of [New York][Tennessee] and the General Corporation Law of the State of Delaware.]
This opinion letter is limited to the matters expressly set forth herein, and no opinion is implied or may be inferred beyond the matters expressly set forth herein. The opinions expressed herein are being delivered to you as of the date hereof in connection with the transactions described hereinabove and are solely for your benefit in connection with the transactions described hereinabove and may not be relied on, used, circulated, quoted or otherwise referred to in any manner or for any purpose by any other Person, nor any copies published, communicated or otherwise made available in whole or in part to any other Person without my specific prior written consent, except that (A) you may furnish copies hereof, (i) to your independent auditors and attorneys, (ii) upon the request of any state or federal authority or official having regulatory jurisdiction over you, (iii) pursuant to order or legal process of any court or governmental agency and (iv) to any of your permitted or prospective assigns and/or participants in respect of the Credit Agreement and (B) assignees that become Banks party to the Credit Agreement pursuant to Section 8.07 thereof may rely on this opinion as if addressed to them on the date hereof, on the condition and understanding that (i) this opinion letter speaks only as of the date hereof as described below and (ii) any such reliance by a future assignee must be actual and reasonable under the circumstances existing at the time such person becomes an assignee, including any changes in law, facts or any other developments known to or reasonably knowable by such person at such time. I assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.
Very truly yours,

Schedule I

Schedule II

[Caterpillar Inc.
Alabama
Arizona
California
Georgia
Illinois
Indiana
Kentucky
Minnesota
Mississippi
Nebraska
North Carolina
South Carolina
Tennessee
Texas
Virginia
Wisconsin]

[Cat Financial
Tennessee]

Exhibit A
Good Standing Certificates
See attached.

EXHIBIT E
[RESERVED]

EXHIBIT F-1
FORM OF COMPLIANCE CERTIFICATE
CATERPILLAR INC.
To:    The Banks which are parties to the
    Credit Agreement described below
This Compliance Certificate is furnished pursuant to that certain Credit Agreement (Short-Term Facility) dated as of April 21, 2020, as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Agreement”) among Caterpillar Inc., Caterpillar Financial Services Corporation (collectively, the “Borrowers”), the Banks party thereto, and Citibank, N.A., as agent for the Banks. Capitalized terms used and not otherwise defined herein shall have the meanings attributed to such terms in the Agreement.
THE UNDERSIGNED HEREBY CERTIFIES THAT:
1.    I am the duly elected ______________ of Caterpillar Inc. (the “Borrower”).
2.    I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements.
3.    The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default with respect to the Borrower during or at the end of the accounting period covered by the attached financial statements or as of the date hereof.
4.    As required pursuant to Section 5.03 of the Agreement, the Borrower’s Consolidated Net Worth, as of the end of the accounting period covered by the attached financial statements, is at least $9,000,000,000 as shown below.

a.	Consolidated Net Worth $__________

(i)	Stockholders’ equity $__________

(ii)	Accumulated Other
Comprehensive Income        $__________

(iii)	Pension and other post-retirement
benefits balance within
Accumulated Other Comprehensive
Income                    $__________

The foregoing certifications and the financial statements delivered with this Certificate in support hereof, are made and delivered this _____ day of __________, 20__.
CATERPILLAR INC.

By:___________________________
Name:
Title:

EXHIBIT F-2
FORM OF COMPLIANCE CERTIFICATE
CATERPILLAR FINANCIAL SERVICES CORPORATION
To:    The Banks which are parties to the
    Credit Agreement described below
This Compliance Certificate is furnished pursuant to that certain Credit Agreement (Short-Term Facility) dated as of April 21, 2020, as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Agreement”) among Caterpillar Inc. and Caterpillar Financial Services Corporation (collectively, the “Borrowers”), the Banks party thereto, Citibank, N.A., as agent for the Banks. Capitalized terms used and not otherwise defined herein shall have the meanings attributed to such terms in the Agreement.
THE UNDERSIGNED HEREBY CERTIFIES THAT:
1.    I am the duly elected ______________ of Caterpillar Financial Services Corporation (the “Borrower”).
2.    I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements.
3.    The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default with respect to the Borrower during or at the end of the accounting period covered by the attached financial statements or as of the date hereof.
4.    As required pursuant to Section 5.04(a) of the Agreement, the Borrower’s ratio (the “Leverage Ratio”) of CFSC Consolidated Debt to CFSC’s Consolidated Net Worth, equal to the average of the Leverage Ratios as determined on the last day of each of the six preceding calendar months, as of the end of the accounting period covered by the attached financial statements, is not greater than 10.0 to 1, as shown below.
a.    CFSC Consolidated Debt*                $__________
b.    CFSC’s Consolidated
Net Worth*                         $__________

c.	Leverage Ratio (6-month moving average) __________

d.	Leverage Ratio (at December 31, 20__) ___________
* At end of current accounting period
5.    As required pursuant to Section 5.04(b) of the Agreement, the ratio of (1) the Borrower’s profit excluding income taxes, Interest Expense and Net Gain/(Loss) From Interest Rate Derivatives to (2) Interest Expense, computed as of the end of the calendar quarter covered by the attached financial statements for the rolling four-quarter period then most recently ended, is not less than 1.15 to 1, as shown below.

a.	Profit excluding income taxes, Interest Expense and excluding Net Gain/(Loss) From Interest Rate Derivatives $__________

b.	Interest Expense $__________

c.	Ratio of profit excluding income taxes, Interest Expense and Net Gain/(Loss) From Interest Rate Derivatives to Interest Expenses (a÷b) __________
The foregoing certifications and the financial statements delivered with this Certificate in support hereof, are made and delivered this _____ day of __________, 20__.
CATERPILLAR FINANCIAL SERVICES CORPORATION

By:___________________________
Name:
Title:

Signature Page to Credit Agreement
(Short-Term Facility)